Exhibit 99.2

Risks Related to Cend

Risks Related to Cend’s Business

Cend has incurred net losses for all but one year since inception and anticipates that it will continue to incur losses for the foreseeable future and may never achieve or maintain profitability.

Cend is a development-stage drug discovery and development company with a limited operating history, and, with the exception of the year ended December 31, 2021 in which Cend did have net income as a result of a one-time license payment, Cend has not yet generated consistent revenues from the sales or licensing of its product candidates. Investment in drug discovery and development companies is highly speculative because it entails substantial upfront capital expenditures and significant risk that the product candidate(s) will fail to obtain regulatory approval or become commercially viable. Cend has not advanced product candidates to obtain marketing approvals, manufacture a commercial-scale product or conduct sales and marketing activities necessary for successful commercialization. Cend anticipates incurring significant expenses related to research and development, and other operations leading to partnering and commercialization of its product candidates.

Cend expects that it could be several years, if ever, before it has a commercialized product candidate. Cend expects to continue to incur significant expenses and increasing operating losses for the foreseeable future. The net losses it incurs may fluctuate significantly from quarter to quarter. Cend anticipates that its expenses will increase substantially if, and as, it:

•	licenses foundational intellectual property, or IP, and continues development of CEND-1, including conducting additional clinical trials for pancreatic and other cancers;

•	initiates preclinical studies for additional product candidates;

•	continues its process research and development activities, as well as establishes its research-grade, clinical- and commercial-scale manufacturing capabilities (should it choose to do so directly);

•	seeks collaboration agreements (geographic licensing agreements, or co-development and -commercialization agreements) involving CEND-1 and other product candidates;

•	completes additional clinical trials for CEND-1, following acceptance by the FDA;

•	identifies additional diseases for treatment with CEND-1 and other product candidates;

•	seeks partnering agreements (sub-licensing or asset divestitures) for continued clinical development and/or commercialization and market support;

•	maintains, expands and protects its intellectual property portfolio; and

•	identifies, acquires or in-licenses other product candidates and/or enabling technologies.

To become and remain profitable, Cend must develop and eventually realize, either through its own efforts or those of its collaboration partners, commercialized product candidates with significant market potential, which will require it to be successful in a range of challenging activities.

These activities can include completing formulation and delivery approaches to meet target product profiles, completing preclinical studies, conducting early stage clinical trials, and securing partnering agreements to advance programs to late-stage clinical development and/or commercialization. Cend may never succeed in any or all of these activities and, even if it does, Cend may never generate revenues significant or large enough to achieve profitability. If it does achieve profitability, Cend may not be able to sustain or increase profitability. Cend’s failure to become and remain profitable would decrease the value of Cend and could impair its ability to raise capital, maintain its research and development efforts, expand its business or continue its operations, any of which could cause you to lose all or part of your investment.

Cend may not be able to generate sufficient revenue from the commercialization of product candidates and may never be profitable.

Cend’s ability to generate revenue and achieve profitability depends on its ability, alone or with its collaborative partners, to successfully complete the development of, and obtain the regulatory approvals necessary to commercialize, current and future product candidates. CEND-1 has advanced into Phase 2 clinical trials, but is still in a pre-commercial stage, and Cend does not anticipate generating revenues from commercial sales for the next several years, and it may never succeed in doing so. Cend’s ability to generate future revenues from product sales or licensing revenues depends heavily on its and its collaborators' success in:

•	completing clinical development of product candidates;

•	Cend’s partners may not complete clinical development or commercialization of product candidates, which could reduce Cend revenues from such partnerships;

•	seeking and obtaining regulatory and marketing approvals for product candidates for which clinical trials are completed;

•	launching and commercializing product candidates, including those for which Cend obtains regulatory and marketing approval, by collaborating with a commercialization partner(s);

•	qualifying for adequate coverage, coding and payment, where applicable, by government and third-party payors for product candidates if and when approved;

•	maintaining and enhancing a sustainable, scalable, reproducible and transferable manufacturing process for Cend’s product candidates;

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establishing and maintaining supply and manufacturing relationships with third parties that can provide adequate, in both amount and quality, products and services to support development and commercial demand for product candidates, if approved;

•	obtaining market acceptance of product candidates as a viable treatment option;

•	addressing any competing technological and market developments;

•	implementing additional internal systems and infrastructure, as needed;

•	negotiating favorable terms in any collaboration, licensing or other arrangements into which Cend may enter and performing its obligations in such collaborations;

•	maintaining, protecting and expanding Cend’s portfolio of intellectual property rights, including patents, trade secrets and know-how;

•	avoiding and defending against third-party interference or infringement claims; and

•	attracting and retaining qualified personnel.

Cend’s expenses could increase beyond expectations if Cend is required by the FDA, or other regulatory authorities to perform preclinical studies and/or clinical trials in addition to those that it currently anticipates.

Even if Cend is able to generate revenues from the licensing or sale of product candidates, it may not become profitable and may need to obtain additional funding to continue operations.

Cend is involved in a litigation matter that may consume resources and management time, and an adverse resolution could require us to pay damages or otherwise adversely impact its business, financial condition or results of operations.

Cend is currently involved in one litigation matter alleging breach of contract and fraud against Cend and Harri Järveläinen, Cend’s chief operating officer. Resolving this matter could require Cend to incur substantial costs and divert the attention of management and technical personnel. Any adverse ruling or perception of an adverse ruling could have an adverse impact on Cend’s business, financial condition or results of operations. Cend could incur substantial costs and expenses which could negatively affect its gross margins and earnings per share.

Cend conducts significant operations through its Australian wholly-owned subsidiary. If it loses its ability to operate in Australia, or if that subsidiary is unable to receive the research and development tax credit allowed by Australian regulations, Cend's business and results of operations will suffer.

Cend develops its programs in part through its wholly-owned Australian subsidiary, DrugCendR Australia Pty Ltd. Due to the geographical distance and limited employees currently in Australia, as well as Cend's limited of experience operating in Australia, Cend may not be able to efficiently or successfully monitor, develop or commercialize its products or programs in Australia, including conducting clinical trials. Furthermore, Cend has no assurance that the results of any clinical trials that it conducts for its product candidates in Australia will be accepted by the FDA or foreign regulatory authorities for development and commercialization approvals. In addition, current Australian tax regulations provide for a refundable research and development tax credit equal to 43.5% of qualified expenditures. If Cend is ineligible or unable to receive the research and development tax credit, or past credits are determined ineligible upon audit, or if it loses its ability to operate DrugCendR Australia Pty Ltd. in Australia, or the Australian government significantly reduces or eliminates the tax credit, Cend's business and results of operation would be adversely affected. In the event Cend determined it advisable to stop operating through this subsidiary, Cend may be required to migrate such operations, employees and intellectual property from this subsidiary to Cend. Any such action may be difficult and cause Cend to incur additional expenses, as well as give rise to tax liabilities for Cend or erode Cend's tax attributes (such as tax credits or net operating losses).

Risks Related to Cend Intellectual Property

Cend’s rights to develop and commercialize product candidates are subject to, in part, the terms and conditions of licenses granted to Cend by others.

On December 1, 2015, Cend Therapeutics, Inc. entered into an Exclusive License Agreement (the “SBP License Agreement”) with the Sanford Burnham Prebys Medical Discovery Institute (“SBP”), a California not-for-profit, public benefit corporation based in San Diego, California. Pursuant to the SBP License Agreement, SBP licensed to Cend the exclusive right to use certain patents to further Cend’s research and development efforts. Because Cend does not have the right to control the preparation, filing and prosecution of all of the patent applications, or to maintain the patents, covering CEND-1, Cend cannot be certain that these patents and applications will be prosecuted, maintained and enforced in a manner consistent with the best interests of its business. If Cend’s licensors fail to maintain such patents, or lose rights to those patents or patent applications, the rights Cend has licensed may be reduced or eliminated and its right to develop and commercialize any products that are the subject of such licensed rights could be adversely affected. In addition to the foregoing, the risks associated with patent rights that Cend licenses from third parties will also apply to patent rights it may own in the future.

Further, in Cend’s license agreements it may be held responsible for bringing actions against infringers. Certain of Cend’s license agreements could also require it to meet development thresholds to maintain the license, including establishing a set timeline for developing and commercializing products and minimum yearly diligence obligations in developing and commercializing the product. Disputes may also arise regarding intellectual property subject to a licensing agreement.

If disputes over intellectual property that Cend has licensed prevent or impair Cend’s ability to maintain its current licensing arrangements on acceptable terms, Cend may be unable to successfully develop and commercialize the affected product candidates.

If Cend fails to comply with its obligations under these license agreements, or Cend is subject to a bankruptcy, the licensor may have the right to terminate the license, in which event Cend would not be able to market products covered by the license.

If Cend is unable to obtain and maintain patent protection for its products and technology, or if the scope of the patent protection obtained is not sufficiently broad, Cend’s competitors could develop and commercialize products and technology similar or identical to Cend’s, and its ability to successfully partner and commercialize its products and technology may be adversely affected.

Cend’s success depends on its ability to obtain and maintain patent protection in the United States and other countries with respect to proprietary product candidates and manufacturing technology. Cend’s proposed licensors have sought and Cend intends to seek to protect proprietary position by filing patent applications in the United States and abroad related to the novel technologies and product candidates that are important to its business.

The patent prosecution process is expensive, time-consuming and complex, and Cend may not be able to file, prosecute, maintain, enforce or license all necessary or desirable patent applications at a reasonable cost or in a timely manner. For example, in some cases, the work of certain academic researchers in the field of oncology could enter the public domain, which may compromise Cend’s ability to obtain patent protection for certain inventions related to or building upon such prior work. Consequently, Cend may not be able to obtain any such patent rights to prevent others from using its technology for, and developing and marketing competing products to treat, these indications. It is also possible that Cend will fail to identify patentable aspects of its research and development output before it is too late to obtain patent protection.

The patent position of biotechnology and pharmaceutical companies generally is highly uncertain, involves complex legal and factual questions and has, in recent years, been the subject of much litigation. As a result, the issuance, scope, validity, enforceability and commercial value of patent rights are highly uncertain. Any pending and future patent applications may not result in patents being issued which protect the related technology or product candidates or which effectively prevent others from commercializing competitive technologies and product candidates. Changes in either the patent laws or interpretation of the patent laws in the United States and other countries may diminish the value of patents or narrow the scope of patent protection.

Cend may not be aware of all third-party intellectual property rights potentially relating to its targeted product candidates. Publications of discoveries in the scientific literature often lag the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until 18 months after filing or, in some cases, not at all. Therefore, Cend cannot be certain that it was the first to make the inventions claimed in any owned or any licensed patents or pending patent applications, or that it was the first to file for patent protection of such inventions.

Even if the patent applications Cend licenses or may own in the future do issue as patents, they may not issue in a form that will provide Cend with any meaningful protection, prevent competitors or other third parties from competing with Cend or otherwise provide Cend with any competitive advantage. Cend’s competitors or other third parties may be able to circumvent key patents by developing similar or alternative technologies or products in a non-infringing manner.

The issuance of a patent is not conclusive as to its inventorship, scope, validity or enforceability, and key patents may be challenged in the courts or patent offices in the United States and abroad. Such challenges may result in loss of exclusivity or in patent claims being narrowed, invalidated or held unenforceable, which could limit Cend’s ability to stop others from using or commercializing similar or identical technology and products; or limit the duration of the patent protection of its technology and product candidates. Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, Cend’s intellectual property may not provide Cend with sufficient rights to exclude others from commercializing products similar or identical to Cend’s.

Further, in the event Cend breaches the terms of the SBP License Agreement, Cend could lose the ability to continue the development and potential commercialization of CEND-1, and Cend’s operations and profitability will be significantly negatively impacted.

If Cend fails to comply with its obligations in any future agreements under which it may license intellectual property rights from third parties or otherwise experience disruptions to its business relationships with future licensors, Cend could lose license rights that are important to its business.

In the future, Cend may be party to license or collaboration agreements with third parties to advance its research or allow commercialization of product candidates. Such future agreements may impose numerous obligations, such as development, diligence, payment, commercialization, funding, milestone, royalty, sublicensing, insurance, patent prosecution, enforcement and other obligations on Cend and may require it to meet development timelines, or to exercise commercially reasonable efforts to develop and commercialize licensed products, in order to maintain the licenses. In spite of Cend’s best efforts, future licensors might conclude that Cend has materially breached future license agreements and might therefore terminate the license agreements, thereby removing or limiting Cend’s ability to develop and commercialize products and technologies covered by these license agreements.

Any termination of these licenses, or if the underlying patents fail to provide the intended exclusivity, could result in the loss of significant rights and could harm Cend’s ability to commercialize its product candidates, and competitors or other third parties would have the freedom to seek regulatory approval of, and to market, products identical to Cend’s and it may be required to cease its development and commercialization of certain of its product candidates. Any of the foregoing could have a material adverse effect on Cend’s competitive position, business, financial conditions, results of operations, and prospects.

Disputes may also arise between Cend and its future licensors regarding intellectual property subject to a license agreement, including:

•	the scope of rights granted under the license agreement and other interpretation-related issues;

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whether and the extent to which Cend’s technology and processes infringe, misappropriate or otherwise violate intellectual property rights of the licensor that is not subject to the licensing agreement;

•	Cend’s right to sublicense patent and other rights to third parties under collaborative development relationships;

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Cend’s diligence obligations with respect to the use of the licensed technology in relation to its development and commercialization of its product candidates, and what activities satisfy those diligence obligations;

•	the priority of invention of any patented technology; and

•	the ownership of inventions and know-how resulting from the joint creation or use of intellectual property by Cend’s future licensors and Cend and its partners.

In addition, the agreements under which Cend may license intellectual property or technology from third parties in the future are likely to be complex, and certain provisions in such agreements may be susceptible to multiple interpretations. The resolution of any contract interpretation disagreement that may arise could narrow what Cend believes to be the scope of its rights to the relevant intellectual property or technology, or increase what Cend believes to be its financial or other obligations under the relevant agreement, either of which could have a material adverse effect on Cend’s business, financial condition, results of operations and prospects. Moreover, if disputes over intellectual property that Cend may license in the future prevent or impair its ability to maintain future licensing arrangements on acceptable terms, Cend may be unable to successfully develop and commercialize the affected product candidates, which could have a material adverse effect on Cend’s business, financial conditions, results of operations and prospects.

Cend may not be successful in obtaining necessary additional rights to its product candidates through acquisitions and in-licenses.

Cend may discover that it needs to obtain additional rights to the foundational IP associated with the product candidates it plans to develop, manufacture and market. If this occurs, Cend intends to license or purchase the rights to those candidates, which may nor may not prove successful at all, or on acceptable terms. If Cend’s programs require the use of proprietary rights held by third parties, such as academic institutions, the growth of Cend’s business will critically depend on its ability to acquire, in-license or use these proprietary rights, which may not prove possible on acceptable terms. The licensing or acquisition of third-party intellectual property rights is a competitive area, and several more established companies may pursue strategies to license or acquire third-party intellectual property rights that Cend may consider attractive. These established companies may have a competitive advantage over Cend due to their size, capital resources and greater clinical development and commercialization capabilities. In addition, companies that perceive Cend to be a competitor may be unwilling to assign or license rights to us. If Cend is unable to license or acquire third-party intellectual property rights on terms that would allow it to execute its business plan, your investment may be lost.

Cend may collaborate with non-profit and academic institutions to accelerate its preclinical research or development under written agreements with these institutions. Typically, these institutions would provide Cend with an option to negotiate a license to any of the institution's rights in technology resulting from the collaboration. Regardless of such option, Cend may be unable to negotiate a license within the specified timeframe or under terms that are acceptable to it. If Cend is unable to do so, the institution may offer the intellectual property rights to other parties, potentially blocking Cend’s ability to pursue its program.

If Cend is unable to successfully obtain rights to required third-party intellectual property rights or maintain the existing intellectual property rights it has, it may be required to expend significant time and resources to redesign its product candidates, identify other candidates, or to develop or license replacement technology, none of which may be feasible on a technical or commercial basis, especially with Cend’s limited resources. If Cend is unable to do so, it may be unable to develop or commercialize the affected product candidates, which could critically harm Cend’s business.

Obtaining and maintaining Cend’s patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by government patent agencies, and Cend’s patent protection could be reduced or eliminated for non-compliance with these requirements.

Periodic maintenance fees, renewal fees, annuity fees and various other government fees on patents and/or applications will be due to be paid to the USPTO and various government patent agencies outside of the United States over the lifetime of Cend’s licensed patents and/or applications and any patent rights it may own in the future. Cend may rely on its outside counsel or licensing partners to pay these fees due to non-U.S. patent agencies. The USPTO and various non-U.S. government patent agencies require compliance with several procedural, documentary, fee payment and other similar provisions during the patent application process. Cend will employ reputable law firms and other professionals to help it comply, but it will also be dependent on its licensors to take the necessary action to comply with these requirements with respect to their licensed intellectual property. In many cases, an inadvertent lapse can be cured by payment of a late fee or by other means in accordance with the applicable rules. There are situations, however, in which non- compliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. In such an event, potential competitors might be able to enter the market and this circumstance could harm Cend’s business.

Cend may not be able to protect intellectual property rights throughout the world, including but not limited to China.

Filing, prosecuting and defending patents on product candidates in all countries throughout the world, including China, would be prohibitively expensive, and intellectual property rights in some countries outside the United States could be less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States. Consequently, Cend may not be able to prevent third parties from practicing any of its inventions in all countries outside the United States, or from selling or importing products made using any of its inventions in and into the United States or other jurisdictions. Competitors may use Cend’s technologies in jurisdictions where Cend has not obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where Cend has patent protection, but enforcement is not as strong as that in the United States. These products may compete with Cend’s products and Cend’s patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trade secrets and other intellectual property protection, particularly those relating to life sciences products, which could make it difficult for Cend to stop the infringement of patents or marketing of competing products in violation of proprietary rights generally. Proceedings to enforce patent rights in foreign jurisdictions could result in substantial costs and divert Cend’s efforts and attention from other aspects of Cend’s business, could put Cend’s patents at risk of being invalidated or interpreted narrowly and Cend’s patent applications at risk of not issuing and could provoke third parties to assert claims against Cend. Cend may not prevail in any lawsuits that it initiates and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, Cend’s efforts to enforce intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that Cend develops or licenses.

In addition to the protection afforded by patents, Cend will rely on trade secret protection and confidentiality agreements to protect proprietary know-how that is not patentable or that Cend elects not to patent, processes for which patents are difficult to enforce and any other elements of Cend’s product candidate discovery and development processes that involve proprietary know-how, information or technology that is not covered by patents. However, trade secrets can be difficult to protect and some courts inside and outside the United States are less willing or unwilling to protect trade secrets. Cend seeks to protect its proprietary technology and processes, in part, by entering into confidentiality agreements with its employees, consultants, scientific advisors and contractors. Cend cannot guarantee that it has entered into such agreements with each party that may have or have had access to Cend’s trade secrets or proprietary technology and processes. Agreements or security measures may be breached, and Cend may not have adequate remedies for any breach. In addition, Cend’s trade secrets may otherwise become known or be independently discovered by competitors.

Changes to patent law in the United States and in foreign jurisdictions could diminish the value of patents in general, thereby impairing Cend’s ability to protect its products.

As is the case with other drug discovery and development companies, Cend’s success is heavily dependent on intellectual property, particularly patents. Obtaining and enforcing patents in the pharmaceutical industry involve both technological and legal complexity, and is therefore costly, time-consuming and inherently uncertain. Recent U.S. Supreme Court rulings have narrowed the scope of patent protection available in certain circumstances and weakened the rights of patent owners in certain situations. In addition to increasing uncertainty with regard to Cend’s ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents once obtained. Depending on decisions by the U.S. Congress, the federal courts, and the USPTO, the laws and regulations governing patents could change in unpredictable ways that would weaken Cend’s ability to obtain new patents or to enforce patents that Cend might obtain in the future. For example, in the case Assoc. for Molecular Pathology v. Myriad Genetics, Inc., the U.S. Supreme Court held that certain claims to DNA molecules are not patentable. Any adverse changes in the patent laws of other jurisdictions could have a material adverse effect on Cend’s business and financial condition. Changes in the laws and regulations governing patents in other jurisdictions could similarly have an adverse effect on Cend’s ability to obtain and effectively enforce any rights it may have in its patent applications or any patents Cend may own or in-license in the future.

Recent or future patent reform legislation could also increase the uncertainties and costs surrounding the prosecution of Cend’s patent applications and the enforcement or defense of any patents Cend may own or in-license in the future. The United States has enacted and implemented wide-ranging patent reform legislation. On September 16, 2011, the Leahy-Smith America Invents Act, or America Invents Act, was signed into law, which includes a number of significant changes to U.S. patent law. These include provisions that affect the way patent applications are prosecuted, redefine prior art, may affect patent litigation, establish a new post-grant review system and switch the U.S. patent system from a “first-to-invent” system to a “first-to-file” system. Under a “first-to-file” system, assuming the other requirements for patentability are met, the first inventor to file a patent application generally will be entitled to a patent on the invention regardless of whether another inventor had made the invention earlier. Since patent applications in the United States and most other countries are confidential for a period of time after filing or until issuance, Cend cannot be certain that it was the first to either (i) file any patent application related to its product candidates or other technologies or (ii) invent any of the inventions claimed in its patent applications or any patents it may own or in-license. These changes also allow third party submission of prior art to the USPTO during patent prosecution and additional procedures to attack the validity of a patent by USPTO administered post-grant proceedings, including post-grant review, inter partes review, and derivation proceedings. Because of a lower evidentiary standard in USPTO proceedings compared to the evidentiary standard in United States federal courts necessary to invalidate a patent claim, a third party could potentially provide evidence in a USPTO proceeding sufficient for the USPTO to hold a claim invalid even though the same evidence would be insufficient to invalidate the claim if first presented in a district court action.

Accordingly, a third party may attempt to use the USPTO procedures to invalidate Cend’s patent claims that would not have been invalidated if first challenged by the third party as a defendant in a district court action. An adverse determination in any such proceeding could reduce the scope of, or invalidate, Cend’s patent rights, allow third parties to commercialize its technology or products and compete directly with Cend, without payment to Cend, or result in Cend’s inability to manufacture or commercialize products without infringing third-party patent rights. Accordingly, the America Invents Act and its implementation interjects uncertainties and costs surrounding the prosecution of Cend’s patent applications and the enforcement or defense of any issued patents Cend may own or in-license in the future, all of which could have a material adverse effect on Cend’s business and financial condition.

Cend may be subject to claims asserting that its employees, consultants or advisors have wrongfully used or disclosed alleged trade secrets of their current or former employers or claims asserting ownership of what Cend regards as its own intellectual property.

Cend anticipates that many of its consultants or advisors will currently be, or were previously, employed at universities, industry service providers (e.g., CDMOs, CROs, CDOs, etc.), or other biotechnology or pharmaceutical companies, including Cend’s competitors or potential competitors. Although Cend tries to ensure that its employees, consultants and advisors do not use the proprietary information or know-how of others in their work for Cend, Cend may be subject to claims that these individuals or Cend has used or disclosed intellectual property, including trade secrets or other proprietary information, of any such individual's current or former employer. Litigation may be necessary to defend against these claims. If Cend fails in defending any such claims, in addition to paying monetary damages, Cend may lose valuable intellectual property rights or personnel. Even if Cend is successful in defending against such claims, litigation could result in substantial costs and be a distraction to management.

If Cend is unable to protect the confidentiality of its trade secrets, its business and competitive position would be harmed.

In addition to the protection afforded by patents Cend may own or in-license in the future, Cend seeks to rely on trade secret protection, confidentiality agreements, and license agreements to protect proprietary know-how that is not patentable, processes for which patents are difficult to enforce and any other elements of Cend’s product discovery and development processes, that involve proprietary know-how, information, or technology that is not covered by patents. Although Cend requires all of its employees, consultants, advisors and any third parties who have access to Cend proprietary know-how, information, or technology to enter into confidentiality agreements, trade secrets can be difficult to protect and Cend has limited the protection of trade secrets used by its collaborators and suppliers. Cend cannot be certain that it has or will obtain these agreements in all circumstances and cannot guarantee that it has entered into such agreements with each party that may have or have had access to Cend’s trade secrets or proprietary information.

Moreover, any of these parties might breach the agreements and intentionally or inadvertently disclose Cend trade secret information and Cend may not be able to obtain adequate remedies for such breaches. In addition, competitors may otherwise gain access to Cend’s trade secrets or independently develop substantially equivalent information and techniques. Furthermore, the laws of some foreign countries do not protect proprietary rights and trade secrets to the same extent or in the same manner as the laws of the United States. As a result, Cend may encounter significant problems in protecting and defending its intellectual property both in the United States and abroad. If Cend is unable to prevent unauthorized material disclosure of its intellectual property to third parties, Cend will not be able to establish or maintain a competitive advantage in its market, which could materially adversely affect Cend’s business, financial condition, results of operations and future prospects.

Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. If Cend chooses to go to court to stop a third party from using any of its trade secrets, it may incur substantial costs. These lawsuits may consume Cend’s time and other resources even if it is successful. For example, significant elements, including aspects of drug manufacturing processes, experiments to validate mechanisms and pharmacology, drug design, and related processes, are based on unpatented trade secrets that are not publicly disclosed. Although Cend takes steps to protect its proprietary information and trade secrets, including through contractual means with its employees and consultants, third parties may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to Cend’s trade secrets or disclose its technology. If any of Cend’s trade secrets were to be lawfully obtained or independently developed by a competitor or other third party, Cend would have no right to prevent them from using that technology or information to compete with Cend.

Thus, Cend may not be able to meaningfully protect its trade secrets. It is Cend’s policy to require its employees, consultants, outside scientific collaborators, sponsored researchers and other advisors to execute confidentiality agreements upon the commencement of employment or consulting relationships with Cend. These agreements provide that all confidential information concerning Cend’s business or financial affairs developed or made known to the individual or entity during the course of the party’s relationship with Cend is to be kept confidential and not disclosed to third parties except in specific circumstances. In addition, Cend takes other appropriate precautions, such as physical and technological security measures, to guard against misappropriation of Cend’s proprietary technology by third parties. In the case of employees, the agreements provide that all inventions conceived by the individual, and which are related to Cend’s current or planned business or research and development or made during normal working hours, on Cend’s premises or using Cend’s equipment or proprietary information, are Cend’s exclusive property. Although Cend requires all of its employees to assign their inventions to it, Cend may be unsuccessful in executing such an agreement with each party who, in fact, conceives or develops intellectual property that Cend regards as its own. The assignment of intellectual property rights may not be self-executing, or the assignment agreements may be breached, and Cend may be forced to bring claims against third parties, or defend claims that they may bring against Cend, to determine the ownership of what Cend regards as its intellectual property. Such claims could have a material adverse effect on Cend’s business, financial condition, results of operations, and prospects.

Cend may not be successful in obtaining or maintaining necessary rights to product components and processes for its development pipeline through acquisitions and in-licenses.

Presently Cend has seven pending patent applications in the United States. Because additional product candidates may require the use of proprietary rights held by third parties, the growth of Cend’s business will likely depend in part on its ability to acquire, in-license or use these proprietary rights.

Cend’s product candidates may also require specific formulations to work effectively and efficiently and these rights may be held by others. Similarly, efficient production or delivery of Cend product candidates may also require specific compositions or methods, and the rights to these may be owned by third parties. Cend may be unable to acquire or in-license any compositions, methods of use, processes or other third-party intellectual property rights from third parties that Cend identifies as necessary or important to its business operations. Cend may fail to obtain any of these licenses at a reasonable cost or on reasonable terms, if at all, which would harm its business. Cend may need to cease use of the compositions or methods covered by such third-party intellectual property rights, and may need to seek to develop alternative approaches that do not infringe on such intellectual property rights which may entail additional costs and development delays, even if Cend was able to develop such alternatives, which may not be feasible. Even if Cend is able to obtain a license, it may be nonexclusive, thereby giving Cend competitors access to the same technologies licensed to it. In that event, Cend may be required to expend significant time and resources to develop or license replacement technology. Moreover, the molecules that will be used with Cend’s product candidates may be covered by the intellectual property rights of others.

Additionally, Cend sometimes collaborated with academic institutions to accelerate its clinical research or development under written agreements with these institutions. In certain cases, these institutions provide Cend with an option to negotiate a license to any of the institution’s rights in technology resulting from the collaboration. Regardless of such option, Cend may be unable to negotiate a license within the specified timeframe or under terms that are acceptable to it. If it is unable to do so, the institution may offer the intellectual property rights to others, potentially blocking Cend’s ability to pursue its program and allowing third parties to compete with it. If Cend is unable to successfully obtain rights to required third-party intellectual property or to maintain the existing intellectual property rights Cend has, Cend may have to abandon development of such program and its business and financial condition could suffer.

The licensing and acquisition of third-party intellectual property rights is a competitive area, and companies that are more established, or have greater resources than Cend does, may also be pursuing strategies to license or acquire third-party intellectual property rights that Cend may consider necessary or attractive in order to commercialize its product candidates. More established companies may have a competitive advantage over Cend due to their size, cash resources and greater clinical development and commercialization capabilities. In addition, companies that perceive Cend to be a competitor may be unwilling to assign or license rights to it. Cend also may be unable to license or acquire third-party intellectual property rights on terms that would allow it to make an appropriate return on its investment or at all. There can be no assurance that Cend will be able to successfully complete such negotiations and ultimately acquire the rights to the intellectual property surrounding the additional product candidates that it may seek to acquire. If Cend is unable to successfully obtain rights to required third-party intellectual property or to maintain the existing intellectual property rights it has, to may have to abandon development of such program and its business, results of operations, financial condition and prospects could suffer.

If Cend does not obtain patent term extension and data exclusivity for any of its current or future product candidates it may develop, its business may be materially harmed.

Depending upon the timing, duration and specifics of any FDA marketing approval of any of its current or future product candidates Cend may develop, one or more U.S. patents Cend may own or in-license in the future may be eligible for limited patent term extension under the Drug Price Competition and Patent Term Restoration Act of 1984, or the Hatch-Waxman Amendments. The Hatch-Waxman Amendments permit a patent term extension of up to five years as compensation for patent term lost during the FDA regulatory review process. A patent term extension cannot extend the remaining term of a patent beyond a total of 14 years from the date of product approval, only one patent may be extended and only those claims covering the approved drug, a method for using it, or a method for manufacturing it may be extended. However, Cend may not be granted an extension because of, for example, failing to exercise due diligence during the testing phase or regulatory review process, failing to apply within applicable deadlines, failing to apply prior to expiration of relevant patents, or otherwise failing to satisfy applicable requirements. Moreover, the applicable time period or the scope of patent protection afforded could be less than Cend requests. If Cend is unable to obtain patent term extension or the term of any such extension is shorter than what Cend requests, its competitors may obtain approval of competing products following expiration of any patents that issue from Cend’s patent applications, and Cend’s business, financial condition, results of operations, and prospects could be materially harmed.

If Cend’s trademarks and trade names are not adequately protected, then it may not be able to build name recognition in its marks of interest and its business may be adversely affected.

Cend’s trademarks or trade names may be challenged, infringed, diluted, circumvented or declared generic or determined to be infringing on other marks. Cend intends to rely on both registration and common law protection for its trademarks. Cend may not be able to protect its rights to these trademarks and trade names or may be forced to stop using these names, which it needs for name recognition by potential partners or customers in its markets of interest. During the trademark registration process, Cend may receive Office Actions from the USPTO objecting to the registration of its trademarks. Although Cend would be given an opportunity to respond to those objections, it may be unable to overcome such rejections. In addition, in the USPTO and in comparable agencies in many foreign jurisdictions, third parties are given an opportunity to oppose pending trademark applications and/or to seek the cancellation of registered trademarks. Opposition or cancellation proceedings may be filed against Cend’s trademarks, and its trademarks may not survive such proceedings. If Cend is unable to obtain a registered trademark or establish name recognition based on its trademarks and trade names, it may not be able to compete effectively and its business may be adversely affected.

Third-party claims of intellectual property infringement, misappropriation or other violations may be costly and time consuming and may prevent or delay Cend’s product discovery and development efforts.

The intellectual property landscape around precision medicine is crowded, and third parties may initiate legal proceedings alleging that Cend is infringing, misappropriating, or otherwise violating their intellectual property rights, the outcome of which would be uncertain and could have a material adverse effect on the success of Cend’s business. Cend’s commercial success depends upon its ability to develop, manufacture, market and sell its current and future product candidates and use its proprietary technologies without infringing, misappropriating or otherwise violating the intellectual property rights of third parties. There is a substantial amount of litigation involving patents and other intellectual property rights in the biotechnology and pharmaceutical industries, as well as administrative proceedings for challenging patents, including derivation, interference, reexamination, inter partes review, and post grant review proceedings before the USPTO or oppositions and other comparable proceedings in foreign jurisdictions. Cend or any of its future licensors or strategic partners may be party to, exposed to, or threatened with, future adversarial proceedings or litigation by third parties having patent or other intellectual property rights alleging that its current or future product candidates and/or proprietary technologies infringe, misappropriate or otherwise violate their intellectual property rights. Cend cannot assure you that its product candidates and other technologies that it has developed, are developing or may develop in the future do not or will not infringe, misappropriate or otherwise violate existing or future patents or other intellectual property rights owned by third parties. Numerous U.S. and foreign issued patents and pending patent applications, which are owned by third parties, exist in the fields in which Cend is developing product candidates. As the biotechnology and pharmaceutical industries expand and more patents are issued, the risk increases that Cend’s product candidates may give rise to claims of infringement of the patent rights of others. Moreover, it is not always clear to industry participants, including Cend, which patents cover various types of drugs, products or their methods of use or manufacture. Thus, because of the large number of patents issued and patent applications filed in Cend’s fields, there may be a risk that third parties may allege they have patent rights encompassing Cend’s product candidates, technologies or methods.

If a third party claims that Cend infringes, misappropriates or otherwise violates its intellectual property rights, Cend may face a number of issues, including, but not limited to:

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infringement, misappropriation and other intellectual property claims which, regardless of merit, may be expensive and time-consuming to litigate and may divert management’s attention from Cend’s core business and may impact its reputation;

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substantial damages for infringement, misappropriation or other violations, which Cend may have to pay if a court decides that the product candidate or technology at issue infringes, misappropriates or violates the third party’s rights, and, if the court finds that the infringement was willful, Cend could be ordered to pay treble damages and the patent owner’s attorneys’ fees;

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a court prohibiting Cend from developing, manufacturing, marketing or selling its product candidates, including CEND-1, or from using its proprietary technologies, unless the third party licenses its product rights to Cend, which it is not required to do, on commercially reasonable terms or at all;

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if a license is available from a third party, Cend may have to pay substantial royalties, upfront fees and other amounts, and/or grant cross-licenses to intellectual property rights for its products, or the license to Cend may be non-exclusive, which would permit third parties to use the same intellectual property to compete with Cend;

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redesigning Cend’s product candidates or processes so they do not infringe, misappropriate or violate third party intellectual property rights, which may not be possible or may require substantial monetary expenditures and time; and

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there could be public announcements of the results of hearings, motions or other interim proceedings or developments, and, if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of Cend’s common stock.

Some of Cend’s competitors may be able to sustain the costs of complex patent litigation more effectively than Cend can because they have substantially greater resources. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on Cend’s ability to raise the funds necessary to continue Cend’s operations or could otherwise have a material adverse effect on Cend’s business, results of operations, financial condition and prospects. The occurrence of any of the foregoing could have a material adverse effect on Cend’s business, financial condition, results of operations or prospects.

Cend may choose to challenge the patentability of claims in a third party’s U.S. patent by requesting that the USPTO review the patent claims in an ex-parte re-exam, inter partes review or post-grant review proceedings. These proceedings are expensive and may consume Cend’s time or other resources. Cend may choose to challenge a third party’s patent in patent opposition proceedings in the EPO, or other foreign patent office. The costs of these opposition proceedings could be substantial, and may consume Cend’s time or other resources. If Cend fails to obtain a favorable result at the USPTO, EPO or other patent office then Cend may be exposed to litigation by a third party alleging that the patent may be infringed by Cend’s product candidates or proprietary technologies.

Third parties may assert that Cend is employing their proprietary technology without authorization. Patents issued in the United States by law enjoy a presumption of validity that can be rebutted only with evidence that is “clear and convincing,” a heightened standard of proof. There may be issued third-party patents of which Cend is currently unaware with claims to compositions, formulations, methods of manufacture or methods for treatment related to the use or manufacture of Cend’s product candidates. Patent applications can take many years to issue. In addition, because some patent applications in the United States may be maintained in secrecy until the patents are issued, patent applications in the United States and many foreign jurisdictions are typically not published until 18 months after filing, and publications in the scientific literature often lag behind actual discoveries, Cend cannot be certain that others have not filed patent applications covering Cend’s product candidates or technology. If any such patent applications issue as patents, and if such patents have priority over Cend’s patent applications or patents Cend may own or in-license, Cend may be required to obtain rights to such patents owned by third parties which may not be available on commercially reasonable terms or at all, or may only be available on a non-exclusive basis. There may be currently pending patent applications which may later result in issued patents that Cend’s product candidates may infringe. It is also possible that patents owned by third parties of which Cend is aware, but which it does not believe are relevant to Cend’s product candidates or other technologies, could be found to be infringed by Cend’s product candidates or other technologies. In addition, third parties may obtain patents in the future and claim that use of Cend’s technologies infringes upon these patents. Moreover, Cend may fail to identify relevant patents or incorrectly conclude that a patent is invalid, not enforceable, exhausted, or not infringed by Cend’s activities. If any third-party patents were held by a court of competent jurisdiction to cover the manufacturing process of Cend’s product candidates, molecules used in or formed during the manufacturing process, or any final product itself, the holders of any such patents may be able to block Cend’s ability to commercialize the product candidate unless it obtained a license under the applicable patents, or until such patents expire or they are finally determined to be held invalid or unenforceable. Similarly, if any third-party patent were held by a court of competent jurisdiction to cover aspects of Cend’s formulations, processes for manufacture or methods of use, including combination therapy or patient selection methods, the holders of any such patent may be able to block Cend’s ability to develop and commercialize the product candidate unless Cend obtained a license or until such patent expires or is finally determined to be held invalid or unenforceable. In either case, such a license may not be available on commercially reasonable terms or at all. If Cend is unable to obtain a necessary license to a third-party patent on commercially reasonable terms, or at all, its ability to commercialize its product candidates may be impaired or delayed, which could in turn significantly harm its business. Even if Cend obtains a license, it may be nonexclusive, thereby giving Cend’s competitors access to the same technologies licensed to Cend. In addition, if the breadth or strength of protection provided by Cend’s patent applications or any patents it may own or in-license in the future is threatened, it could dissuade companies from collaborating with Cend to license, develop or commercialize current or future product candidates.

Parties making claims against Cend may seek and obtain injunctive or other equitable relief, which could effectively block Cend’s ability to further develop and commercialize its product candidates. Defense of these claims, regardless of their merit, could involve substantial litigation expense and would be a substantial diversion of employee resources from Cend’s business. In the event of a successful claim of infringement, misappropriation or other violation against Cend, Cend may have to pay substantial damages, including treble damages and attorneys’ fees for willful infringement, obtain one or more licenses from third parties, pay royalties or redesign its infringing products, which may be impossible or require substantial time and monetary expenditure. Cend cannot predict whether any such license would be available at all or whether it would be available on commercially reasonable terms. Furthermore, even in the absence of litigation, Cend may need or may choose to obtain licenses from third parties to advance its research or allow commercialization of its product candidates. Cend may fail to obtain any of these licenses at a reasonable cost or on reasonable terms, if at all. In that event, Cend would be unable to further develop and commercialize its product candidates, which could harm its business significantly.

Cend may become involved in lawsuits to protect or enforce its intellectual property rights, including any patents it may own or in-license in the future, which could be expensive, time-consuming and unsuccessful.

Competitors may infringe any patents Cend may own or in-license in the future. In addition, any patents Cend may own or in-license also may become involved in inventorship, priority, validity or unenforceability disputes. To counter infringement or unauthorized use, Cend may be required to file infringement claims, which can be expensive and time-consuming. Cend may not prevail in any lawsuits that it initiates, and the damages or other remedies awarded, if any, may not be commercially meaningful. In addition, in an infringement proceeding, a court may decide that one or more of any patents Cend may own or in-license in the future is not valid or is unenforceable or that the other party’s use of Cend’s technology that may be patented falls under the safe harbor to patent infringement under 35 U.S.C. §271(e)(1). There is also the risk that, even if the validity of these patents is upheld, the court may refuse to stop the other party from using the technology at issue on the grounds that any patents Cend may own or in-license in the future do not cover the technology in question or that such third party’s activities do not infringe Cend’s patent applications or any patents it may own or in-license in the future. An adverse result in any litigation or defense proceedings could put one or more of any patents Cend may own or in-license in the future at risk of being invalidated, held unenforceable, or interpreted narrowly and could put Cend’s patent applications at risk of not issuing. Defense of these claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of employee resources from Cend’s business. In the event of a successful claim of infringement against Cend, Cend may have to pay substantial damages, including treble damages and attorneys’ fees for willful infringement, obtain one or more licenses from third parties, pay royalties or redesign Cend’s infringing products, which may be impossible or require substantial time and monetary expenditure. Such litigation or proceedings could substantially increase Cend’s operating losses and reduce the resources available for development activities or any future sales, marketing, or distribution activities. Cend may not have sufficient financial or other resources to conduct such litigation or proceedings adequately. Some of Cend’s competitors may be able to sustain the costs of such litigation or proceedings more effectively than Cend can because of their greater financial resources and more mature and developed intellectual property portfolios. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on Cend’s ability to compete in the marketplace.

Post-grant proceedings provoked by third parties or brought by the USPTO may be necessary to determine the validity or priority of inventions with respect to Cend’s patent applications or any patents Cend may own or in-license in the future. These proceedings are expensive and an unfavorable outcome could result in a loss Cend’s current patent rights and could require Cend to cease using the related technology or to attempt to license rights to it from the prevailing party. Cend’s business could be harmed if the prevailing party does not offer Cend a license on commercially reasonable terms. In addition to potential USPTO review proceedings, Cend may become a party to patent opposition proceedings in the European Patent Office or similar proceedings in other foreign patent offices, where either Cend’s foreign patents are challenged. The costs of these opposition or similar proceedings could be substantial, and may result in a loss of scope of some claims or a loss of the entire patent. An unfavorable result at the USPTO, EPO or other patent office may result in the loss of Cend’s right to exclude others from practicing one or more of its inventions in the relevant country or jurisdiction, which could have a material adverse effect on Cend’s business.

Litigation or post-grant proceedings may result in a decision adverse to Cend’s interests and, even if Cend is successful, may result in substantial costs and distract its management and other employees. Cend may not be able to prevent, misappropriation of its trade secrets or confidential information, particularly in countries where the laws may not protect those rights as fully as in the United States.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of Cend’s confidential information could be compromised by disclosure during this type of litigation. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of Cend’s common stock.

Cend may not be able to detect infringement against any patents it may own or in-license in the future. Even if Cend detects infringement by a third party of any patents it may own or in-license in the future, Cend may choose not to pursue litigation against or settlement with the third party. If Cend later sues such third party for patent infringement, the third party may have certain legal defenses available to it, which otherwise would not be available except for the delay between when the infringement was first detected and when the suit was brought. Such legal defenses may make it impossible for Cend to enforce any patents it may own or in-license against such third party.

Risks related to the development of Cend’s product candidates

Cend is early in its development efforts and is substantially dependent on its lead product candidate, CEND-1. If Cend is unable to advance CEND-1 or any of its other product candidates through clinical development, obtain regulatory approval and ultimately commercialize CEND-1 or any of its other product candidates, or experience significant delays in doing so, Cend’s business will be materially harmed.

Cend is early in its development efforts. Cend’s lead product candidate is still in clinical development. Cend’s earlier stage drug discovery and development programs have not yet resulted in product candidates that have been tested in human subjects. Cend’s ability to generate product revenues, which it does not expect will occur for many years, if ever, will depend heavily on the successful clinical development and eventual commercialization of CEND-1 and one or more of its other product candidates. The success of Cend’s product candidates will depend on several factors, including the following:

•	successful completion of preclinical and clinical studies;

•	approval of INDs for Cend’s planned clinical trials or future clinical trials;

•	FDA acceptance of Cend’s development strategy and resultant clinical data;

•	successful initiation of clinical trials;

•	successful patient enrollment in and completion of clinical trials;

•	safety, tolerability and efficacy profiles for Cend’s product candidates that are satisfactory to the FDA or any foreign regulatory authority for marketing approval;

•	receipt of marketing approvals for Cend’s product candidates from applicable regulatory authorities;

•	the extent of any required post-marketing approval commitments to applicable regulatory authorities;

•	obtaining and maintaining patent and trade secret protection and regulatory exclusivity for Cend’s product candidates;

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making arrangements with third-party manufacturers, or establishing manufacturing capabilities, for both clinical and commercial supplies of Cend’s product candidates, if any product candidates are approved;

•	establishing sales, marketing and distribution capabilities and launching commercial sales of Cend’s products, if and when approved, whether alone or in collaboration with others;

•	acceptance of Cend’s products, if and when approved, by patients, the medical community and third-party payors;

•	effectively competing with other cancer therapies;

•	obtaining and maintaining third-party coverage and adequate reimbursement;

•	maintaining a continued acceptable safety profile of Cend’s products following approval; and

•	factors Cend may not be able to control, such as current or potential pandemics that may limit patients, principal investigators or staff or clinical site availability (e.g. the COVID-19 pandemic).

There is no guarantee that the results obtained in current clinical studies will be sufficient to obtain regulatory approval or marketing authorization for such product candidate. Negative results in the development of Cend’s lead product candidate may also impact its ability to obtain regulatory approval for its other product candidates, either at all or within anticipated timeframes because, although other product candidates may target different indications, the underlying technology platform, manufacturing process and development process is the same for all of Cend’s product candidates. Accordingly, a failure in any one program may affect the ability to obtain regulatory approval to continue or conduct clinical programs for other product candidates. For example, although Cend believes based on its clinical studies that a combination of CEND-1 with certain anti-cancer therapeutics is more effective than the use of those therapeutics in alone, this may not prove true in clinical testing of CEND-1 for all or any of the targeted tumors or types of cancer. Anti-tumor activity may prove different in each of the different tumor and cancer types Cend plans on evaluating in the clinical trial. Therefore, even though Cend plans on pursuing tumor-agnostic clinical development of CEND-1, the tumor response may be low in patients with some cancers compared to others. This may result in discontinuation of development of CEND-1 for patients with these tumor types and/or mutations due to insufficient clinical benefit while continuing development for a more limited population of patients more likely to benefit. As a consequence, Cend may have to negotiate with the FDA to reach agreement on defining the optimal patient population, study design and size in order to obtain regulatory approval, any of which may require significant additional resources and delay the timing of Cend’s clinical trials and ultimately the approval, if any, of any of Cend’s product candidates.

In addition, because Cend has limited financial and personnel resources and is placing significant focus on the development of its lead product candidate, Cend may forego or delay pursuit of opportunities with other future product candidates that later prove to have greater commercial potential. Cend’s resource allocation decisions may cause it to fail to capitalize on viable commercial products or profitable market opportunities. Cend’s spending on current and future research and development programs and other future product candidates for specific indications may not yield any commercially viable future product candidates. If Cend does not accurately evaluate the commercial potential or target market for a particular future product candidate, it may relinquish valuable rights to those future product candidates through collaboration, licensing or other royalty arrangements in cases in which it would have been more advantageous for it to retain sole development and commercialization rights to such future product candidates.

Difficulty in enrolling patients could delay or prevent clinical trials of Cend’s product candidates. Cend may find it difficult to enroll patients in its clinical trial for CEND-1 with the tumor cancers that CEND-1 is designed to target.

Identifying and qualifying patients to participate in clinical studies of Cend’s product candidates is critical to Cend’s success. The timing of completion of Cend’s clinical studies depends in part on the speed at which it can recruit patients to participate in testing its product candidates, and Cend may experience delays in its clinical trials if it encounters difficulties in enrollment. Cend may not be able to initiate or continue clinical trials for its product candidates if it is unable to locate and enroll a sufficient number of eligible patients to participate in these trials as required by the FDA or similar regulatory authorities outside the United States. In particular, because Cend is focused on patients with specific solid tumor cancers, Cend’s ability to enroll eligible patients may be limited or may result in slower enrollment than it anticipates. For example, with respect to CEND-1, Cend cannot be certain how many patients will have each of the solid tumor cancers that CEND-1 is designed to target or that the number of patients enrolled will suffice for regulatory approval and inclusion of each such mutation in the approved label. In addition, some of Cend’s competitors have ongoing clinical trials for product candidates that treat the same indications as Cend’s product candidates, and patients who would otherwise be eligible for Cend’s clinical trials may instead enroll in clinical trials of Cend’s competitors’ product candidates.

The eligibility criteria of Cend’s planned clinical trials will limit the pool of available study participants as Cend will require that patients have specific characteristics that it can measure to assure their disease is either severe enough or not too advanced to include them in a study. Additionally, the process of finding and diagnosing patients may prove costly. Cend also may not be able to identify, recruit and enroll a sufficient number of patients to complete its clinical studies because of the perceived risks and benefits of the product candidate under study, the availability and efficacy of competing therapies and clinical trials, the proximity and availability of clinical study sites for prospective patients, the availability of genetic sequencing information for patient tumors so that Cend can identify patients with the targeted conditions, and the patient referral practices of physicians. If patients are unwilling to participate in Cend’s studies for any reason, the timeline for recruiting patients, conducting studies and obtaining regulatory approval of potential products may be delayed.

Further, if Cend is unable to include patients with the targeted conditions, this could compromise its ability to seek participation in FDA’s expedited review and development programs, or otherwise seek to accelerate clinical development and regulatory timelines.

The enrollment of patients further depends on many factors, including:

•	the proximity of patients to clinical trial sites;

•	the design of the clinical trial;

•	Cend’s ability to recruit clinical trial investigators with the appropriate competencies and experience;

•	Cend’s ability to obtain and maintain patient consents;

•	reporting of the preliminary results of any of Cend’s clinical trials;

•	the risk that patients enrolled in clinical trials will drop out of the clinical trials before clinical trial completion; and

•	other unforeseeable conditions, such as COVID-19, which had a significantly negative impact on the availability of enrollment in clinical trials.

In addition, Cend’s clinical trials will compete with other clinical trials for product candidates that are in the same therapeutic areas as its product candidates, and this competition will reduce the number and types of patients available to Cend because some patients who might have opted to enroll in Cend’s clinical trials may instead opt to enroll in a clinical trial being conducted by one of Cend’s competitors. Since the number of qualified clinical investigators is limited, Cend may conduct some of its clinical trials at the same clinical trial sites that some of its competitors use, which could reduce the number of patients who are available for Cend’s clinical trials at such clinical trial sites.

If Cend experiences delays in the completion of, or termination of, any clinical trial of its product candidates, the commercial prospects of Cend’s product candidates will be harmed, and Cend’s ability to generate product revenue from any of these product candidates could be delayed or prevented.

Cend has limited experience as a company in conducting clinical trials.

Cend has limited experience as a company in conducting clinical trials. In part because of this lack of experience, Cend cannot be certain that its ongoing preclinical and clinical studies will be completed on time or if the planned preclinical studies and clinical trials will begin or be completed on time, if at all. Large-scale clinical trials would require significant additional financial and management resources and reliance on third-party clinical investigators, contract research organizations, or CROs, and consultants. Relying on third-party clinical investigators, CROs and consultants may force Cend to encounter delays that are outside of its control. Cend may be unable to identify and contract with sufficient investigators, CROs and consultants on a timely basis or at all. There can be no assurance that Cend will be able to negotiate and enter into any additional master services agreement with other CROs, as necessary, on terms that are acceptable to Cend on a timely basis or at all.

Cend’s non-clinical studies and clinical trials may fail to demonstrate adequately the safety, potency, purity and efficacy of any of its product candidates, which would prevent or delay development, regulatory approval and commercialization.

Before obtaining regulatory approvals for the commercial license or sale of Cend’s product candidates, including CEND-1, Cend must demonstrate through lengthy, complex and expensive preclinical studies and clinical trials that its product candidates are both safe and effective for use in each target indication. Preclinical and clinical testing is expensive and can take many years to complete, and its outcome is inherently uncertain. Failure can occur at any time during the preclinical study and clinical trial processes, and, because Cend’s product candidates are in an early stage of development, there is a high risk of failure and Cend may never succeed in developing marketable products.

The results of preclinical studies and early clinical trials of Cend’s product candidates may not be predictive of the results of later-stage clinical trials. Although product candidates may demonstrate promising results in preclinical studies and early clinical trials, they may not prove to be effective in subsequent clinical trials. For example, testing on animals occurs under different conditions than testing in humans and therefore the results of animal studies may not accurately predict human experience. There is typically an extremely high rate of attrition from the failure of product candidates proceeding through preclinical studies and clinical trials. Product candidates in later stages of clinical trials may fail to show the desired safety, potency, purity and efficacy profile despite having progressed through preclinical studies and initial clinical trials. Likewise, early, smaller-scale clinical trials may not be predictive of eventual safety or effectiveness in large-scale pivotal clinical trials. A number of companies in the pharmaceutical industry have suffered significant setbacks in advanced clinical trials due to lack of potency or efficacy, insufficient durability of potency or efficacy or unacceptable safety issues, notwithstanding promising results in earlier trials. Most product candidates that commence preclinical studies and clinical trials are never approved as products.

Any preclinical studies or clinical trials that Cend may conduct may not demonstrate the safety, potency, purity and efficacy necessary to obtain regulatory approval to market Cend’s product candidates. If the results of Cend’s ongoing or future preclinical studies and clinical trials are inconclusive with respect to the safety, potency, purity and efficacy of its product candidates, if Cend does not meet the clinical endpoints with statistical and clinically meaningful significance, or if there are safety concerns associated with Cend’s product candidates, Cend may be prevented or delayed in obtaining marketing approval for such product candidates. In some instances, there can be significant variability in safety, potency, purity or efficacy results between different preclinical studies and clinical trials of the same product candidate due to numerous factors, including changes in trial procedures set forth in protocols, differences in the size and type of the patient populations, changes in and adherence to the clinical trial protocols and the rate of dropout among clinical trial participants. As is the case with all oncology drugs, it is likely that there may be side effects associated with their use. Results of Cend’s trials could reveal a high and unacceptable severity and prevalence of these or other side effects. In such an event, Cend’s trials could be suspended or terminated and the FDA or comparable foreign regulatory authorities could order us to cease further development of or deny approval of Cend’s product candidates for any or all targeted indications. Drug-related side effects could also affect patient recruitment or the ability of enrolled patients to complete the trial or result in potential product liability claims. Any of these occurrences may harm Cend’s business, financial condition and prospects significantly.

Cend may not be able to file INDs or IND amendments to commence additional clinical trials on the timelines it expects, and even if Cend is able to, the FDA may not permit it to proceed.

Cend submitted an IND for CEND-1 on April 14, 2021, which was allowed by the FDA on May 14, 2021 but Cend may not be able to file INDs for its other product candidates on the timelines it expects. For example, Cend may experience manufacturing delays or other delays with IND-enabling studies. Moreover, Cend cannot be sure that submission of an IND will result in the FDA allowing further clinical trials to begin, or that, once begun, issues will not arise that suspend or terminate clinical trials. Additionally, even if such regulatory authorities agree with the design and implementation of the clinical trials set forth in an IND, Cend cannot guarantee that such regulatory authorities will not change their requirements in the future. These considerations also apply to new clinical trials Cend may submit as amendments to existing INDs or to a new IND. Any failure to file INDs on the timelines Cend expects or to obtain regulatory approvals for Cend’s trials may prevent Cend from completing its clinical trials or commercializing its products on a timely basis, if at all.

Since the number of patients that Cend plans to dose in its Phase 2b clinical trial of CEND-1 is small, the results from such a clinical trial, once completed, may be less reliable than results achieved in larger clinical trials, which may hinder Cend’s efforts to obtain regulatory approval for its product candidates.

In the current, ongoing Phase 2b clinical trial of CEND-1, Cend is evaluating the safety and anti-tumor activity profile of CEND-1 at the recommended Phase 2b dose in combination with standard-of-care chemotherapy in patients with pancreatic cancer. The Phase 2b portion of the trial is expected to enroll up to 125 patients. The Phase 2b portion may have to evaluate different dosing schedules if the pharmacokinetic or safety data suggest once daily dosing is suboptimal. The preliminary results of clinical trials with smaller sample sizes, such as Cend’s previous Phase 1b clinical trial of CEND-1, can be disproportionately influenced by various biases associated with the conduct of small clinical trials, such as the potential failure of the smaller sample size to accurately depict the features of the broader patient population, which limits the ability to generalize the results across a broader community, thus making the clinical trial results less reliable than clinical trials with a larger number of patients. As a result, there may be less certainty that such product candidates would achieve a statistically significant effect in any future clinical trials. If Cend conducts any future clinical trials of CEND-1, it may not achieve a statistically significant result or the same level of statistical significance, if any, that it might have anticipated based on the results observed in Cend’s initial clinical trial.

Further, clinical trials by their nature utilize a sample of the potential patient population. With a limited number of patients and limited duration of exposure, rare and severe side effects of Cend’s product candidates may only be uncovered with a significantly larger number of patients exposed to the drug candidate. If Cend’s product candidates receive marketing approval and Cend or others identify undesirable side effects caused by such product candidates (or any other similar drugs) after such approval, a number of potentially significant negative consequences could result, including:

•	regulatory authorities may withdraw or limit their approval of such product candidates;

•	regulatory authorities may require the addition of labeling statements, such as a “boxed” warning or a contraindication;

•	Cend may be required to change the way such product candidates are distributed or administered, conduct additional clinical trials or change the labeling of the product candidates;

•
regulatory authorities may require a REMS plan to mitigate risks, which could include medication guides, physician communication plans, or elements to assure safe use, such as restricted distribution methods, patient registries and other risk minimization tools;

•	Cend may be subject to regulatory investigations and government enforcement actions;

•	Cend may decide to remove such product candidates from the marketplace;

•	Cend could be sued and held liable for injury caused to individuals exposed to or taking its product candidates; and

•	Cend’s reputation may suffer.

Cend believes that any of these events could prevent it from achieving or maintaining market acceptance of the affected product candidates and could substantially increase the costs of commercializing Cend’s product candidates, if approved, and significantly impact Cend’s ability to successfully commercialize its product candidates and generate revenues.

Clinical development involves a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future clinical trial results. Cend may encounter substantial delays in clinical trials, or may not be able to conduct or complete clinical trials on the expected timelines, if at all. If Cend’s preclinical studies and clinical trials are not sufficient to support regulatory approval of any of its product candidates, it may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development of such product candidate.

Cend’s lead product candidate is in clinical studies, and additional product candidates are at earlier stages of development, and their risk of failure is high. It is impossible to predict when or if any of Cend’s product candidates will prove effective and safe in humans or will receive regulatory approval. Before obtaining marketing approval from regulatory authorities for the sale of any drug candidate, Cend must complete preclinical studies and then conduct extensive clinical trials to demonstrate the safety and efficacy of its product candidates in humans. A failure of one or more clinical trials can occur at any stage of testing. The outcome of preclinical development testing and early clinical trials may not be predictive of the success of later clinical trials, and interim results of a clinical trial do not necessarily predict final results. Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses, and many companies that have believed their product candidates performed satisfactorily in preclinical studies and clinical trials have nonetheless failed to obtain marketing approval of their product candidates. Cend’s preclinical studies and future clinical trials may not be successful.

Cend cannot be certain that its non-clinical study and clinical trial results will be sufficient to support regulatory approval of its product candidates. Clinical testing is expensive and can take many years to complete, and its outcome is inherently uncertain. Human clinical trials are expensive and difficult to design and implement, in part because they are subject to rigorous regulatory requirements. Failure or delay can occur at any time during the clinical trial process.

Additionally, some of the clinical trials Cend conducts may be open-label in study design and may be conducted at a limited number of clinical sites on a limited number of patients. An “open-label” clinical trial is one where both the patient and investigator know whether the patient is receiving the investigational product candidate or either an existing approved drug or placebo. Most typically, open-label clinical trials test only the investigational product candidate and sometimes may do so at different dose levels. Open-label clinical trials are subject to various limitations that may exaggerate any therapeutic effect as patients in open-label clinical trials are aware when they are receiving treatment. Open-label clinical trials may be subject to a “patient bias” where patients perceive their symptoms to have improved merely due to their awareness of receiving an experimental treatment. Moreover, patients selected for early clinical studies often include the most severe sufferers and their symptoms may have been bound to improve notwithstanding the new treatment. In addition, open-label clinical trials may be subject to an “investigator bias” where those assessing and reviewing the physiological outcomes of the clinical trials are aware of which patients have received treatment and may interpret the information of the treated group more favorably given this knowledge. Cend’s Phase 2b and additional later stage clinical trials are planned to be conducted as controlled, blinded studies.

Cend may experience delays in obtaining the FDA’s authorization to initiate clinical trials under future INDs, completing ongoing preclinical studies of Cend’s other product candidates, and initiating Cend’s planned preclinical studies and clinical trials. Additionally, Cend cannot be certain that non-clinical studies or clinical trials for its product candidates will begin on time, not require redesign, enroll an adequate number of subjects on time, or be completed on schedule, if at all.

Clinical trials can be delayed or terminated for a variety of reasons, including delays or failures related to:

•	the FDA or comparable foreign regulatory authorities disagreeing as to the design or implementation of Cend’s clinical trials;

•	the FDA or comparable foreign regulatory authorities disagreeing with Cend’s tumor-agnostic development strategy;

•	delays in obtaining regulatory approval to commence a clinical trial;

•
reaching agreement on acceptable terms with prospective CROs and clinical trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and clinical trial sites;

•	obtaining IRB approval at each clinical trial site;

•	recruiting an adequate number of suitable patients to participate in a clinical trial;

•	the number of patients required for clinical trials of Cend’s product candidates may be larger than it anticipates;

•	having subjects complete a clinical trial or return for post-treatment follow-up;

•	clinical trial sites deviating from clinical trial protocol or dropping out of a clinical trial;

•	addressing subject safety concerns that arise during the course of a clinical trial;

•	adding a sufficient number of clinical trial sites; or

•	obtaining sufficient product supply of product candidate for use in non-clinical studies or clinical trials from third-party suppliers.

Cend may experience numerous adverse or unforeseen events during, or as a result of, preclinical studies and clinical trials that could delay or prevent Cend’s ability to receive marketing approval or commercialize Cend’s product candidates, including:

•	Cend may receive feedback from regulatory authorities that requires it to modify the design of its clinical trials;

•
clinical trials of Cend’s product candidates may produce negative or inconclusive results, and Cend may decide, or regulators may require it, to conduct additional clinical trials or abandon its research efforts for its other product candidates;

•	clinical trials of Cend’s product candidates may not produce differentiated or clinically significant results across tumor types or indications;

•
the number of patients required for clinical trials of Cend’s product candidates may be larger than it anticipates, enrollment in these clinical trials may be slower than it anticipates or participants may drop out of its clinical trials at a higher rate than it anticipates;

•
Cend’s third-party contractors may fail to comply with regulatory requirements, fail to maintain adequate quality controls or be unable to provide it with sufficient product supply to conduct and complete preclinical studies or clinical trials of Cend’s product candidates in a timely manner, or at all;

•
Cend or its investigators might have to suspend or terminate clinical trials of Cend’s product candidates for various reasons, including non-compliance with regulatory requirements, a finding that Cend’s product candidates have undesirable side effects or other unexpected characteristics or a finding that the participants are being exposed to unacceptable health risks;

•
the cost of clinical trials of Cend’s product candidates may be greater than it anticipates, for example, if it experiences delays or challenges in identifying patients with the mutations required for its clinical trials, it may have to reimburse sites for genetic sequencing costs in order to encourage sequencing of additional patients;

•
the quality of Cend’s product candidates or other materials necessary to conduct preclinical studies or clinical trials of Cend’s product candidates may be insufficient or inadequate, and any transfer of manufacturing activities may require unforeseen manufacturing or formulation changes;

•	regulators may revise the requirements for approving Cend’s product candidates, or such requirements may not be as it anticipates; and

•	future collaborators may conduct clinical trials in ways they view as advantageous to them but that are suboptimal for Cend.

If Cend is required to conduct additional clinical trials or other testing of Cend’s product candidates beyond those that it currently contemplates, if Cend is unable to successfully complete clinical trials of Cend’s product candidates or other testing, if the results of these trials or tests are not positive or are only moderately positive or if there are safety concerns, Cend’s business and results of operations may be adversely affected and it may incur significant additional costs.

Cend could also encounter delays if a clinical trial is suspended or terminated by it, by the IRBs of the institutions in which such clinical trials are being conducted, by the Data Safety Monitoring Board, if any, for such clinical trial or by the FDA or other regulatory authorities. Such authorities may suspend or terminate a clinical trial due to a number of factors, including failure to conduct the clinical trial in accordance with regulatory requirements or Cend’s clinical trial protocols, inspection of the clinical trial operations or trial site by the FDA or other regulatory authorities resulting in the imposition of a clinical hold, unforeseen safety issues or adverse side effects, failure to demonstrate a benefit from the product candidates, changes in governmental regulations or administrative actions or lack of adequate funding to continue the clinical trial.

Moreover, principal investigators for Cend’s future clinical trials may serve as scientific advisors or consultants to us from time to time and receive compensation in connection with such services. Under certain circumstances, Cend may be required to report some of these relationships to the FDA or comparable foreign regulatory authorities. The FDA or comparable foreign regulatory authority may conclude that a financial relationship between Cend and a principal investigator has created a conflict of interest or otherwise affected interpretation of the study. The FDA or comparable foreign regulatory authority may therefore question the integrity of the data generated at the applicable clinical trial site and the utility of the clinical trial itself may be jeopardized. This could result in a delay in approval, or rejection, of Cend’s marketing applications by the FDA or comparable foreign regulatory authority, as the case may be, and may ultimately lead to the denial of marketing approval of one or more of Cend’s product candidates.

If Cend experiences delays in the completion, or termination, of any preclinical study or clinical trial of Cend’s product candidates, the commercial prospects of Cend’s product candidates may be harmed, and Cend’s ability to generate revenues from any of these product candidates will be delayed or not realized at all. In addition, any delays in completing Cend’s preclinical studies or clinical trials may increase its costs, slow down its product candidate development and approval process and jeopardize its ability to commence product sales and generate revenues. Any of these occurrences may significantly harm Cend’s business, financial condition and prospects. In addition, many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of Cend’s product candidates. If one or more of Cend’s product candidates generally prove to be ineffective, unsafe or commercially unviable, Cend’s entire pipeline could have little, if any, value, which would have a material and adverse effect on Cend’s business, financial condition, results of operations and prospects.

Cend and its partners are conducting clinical trials for product candidates outside the United States, and the FDA and comparable foreign regulatory authorities may not accept data from such trials.

Cend may in the future choose to conduct one or more clinical trials outside the United States, including in Australia or Europe. The acceptance of study data from clinical trials conducted outside the United States or another jurisdiction by the FDA or comparable foreign regulatory authority may be subject to certain conditions or may not be accepted at all. In cases where data from foreign clinical trials are intended to serve as the basis for marketing approval in the United States, the FDA will generally not approve the application on the basis of foreign data alone unless (i) the data are applicable to the U.S. population and U.S. medical practice; and (ii) the trials were performed by clinical investigators of recognized competence and pursuant to GCP regulations. Additionally, the FDA’s clinical trial requirements, including sufficient size of patient populations and statistical powering, must be met. Many foreign regulatory authorities have similar approval requirements. In addition, such foreign trials would be subject to the applicable local laws of the foreign jurisdictions where the trials are conducted. There can be no assurance that the FDA or any comparable foreign regulatory authority will accept data from trials conducted outside of the United States or the applicable jurisdiction. If the FDA or any comparable foreign regulatory authority does not accept such data, it would result in the need for additional trials, which could be costly and time-consuming, and which may result in product candidates that Cend may develop not receiving approval for commercialization in the applicable jurisdiction.

Risks related to the COVID-19 pandemic

Business or economic disruptions or global health concerns could seriously harm Cend’s development efforts and increase its costs and expenses.

Broad-based business or economic disruptions could adversely affect Cend’s ongoing or planned research and development activities. For example, in December 2019, an outbreak of a novel strain of a virus named SARS-CoV-2 (severe acute respiratory syndrome coronavirus 2), or coronavirus, which causes coronavirus disease (COVID-19) was reported to have surfaced in Wuhan, China, and has since spread to other regions and countries worldwide. In March 2020, the World Health Organization declared the COVID-19 outbreak a pandemic. Almost all U.S. states and many local jurisdictions issued “shelter-in-place” orders, quarantines, executive orders and similar government orders, restrictions, and recommendations for their residents to control the spread of COVID-19. Such orders, restrictions and recommendations, and the perception that additional orders, restrictions or recommendations could occur, resulted in widespread closures of businesses not deemed “essential,” work stoppages, slowdowns and delays, work-from-home policies, travel restrictions and cancellation of events, as well as volatility in stock prices, among other effects. There is a risk that government actions will not be effective at containing such infectious diseases, and that government actions will have a negative impact on the world economy at large, in which case the risks to Cend’s operating results and financial condition described herein would be elevated significantly.

The continued spread of COVID-19 or other global health matters, has impacted and may continue to impact Cend’s target patient populations as well as the hospitals and clinical sites in which Cend conducts any of its clinical trials, which could lead to delays in completing enrollment of Cend’s clinical trials. For instance, the COVID-19 outbreak may continue to impair Cend’s ability to recruit and retain patients and engage principal investigators and site staff who, as healthcare providers, may have heightened exposure to COVID-19 if an outbreak occurs in their geography or due to prioritization of hospital resources toward the outbreak and restrictions on travel. Furthermore, some patients may be unwilling to enroll in Cend’s trials or be unable to comply with clinical trial protocols if quarantines or travel restrictions impede patient movement or interrupt healthcare services. COVID-19 already has affected and may further negatively affect the operations of third party contract research organizations that Cend relies upon to carry out its discovery work, clinical trials or the operations of its third party manufacturers, which could result in delays or disruptions in the supply of Cend’s product candidates and the conduct of experiments and studies. Any negative impact COVID-19 has to patient enrollment or treatment or the timing and execution of Cend’s preclinical studies or clinical trials could cause costly delays to Cend’s development programs, which could adversely affect Cend’s ability to obtain regulatory approval for and to commercialize Cend’s product candidates, increase Cend’s operating expenses and have a material adverse effect on Cend’s business and financial results. COVID-19 has also caused, and may continue to cause for an extended period, volatility in the global financial markets and threatened a slowdown in the global economy, which would reduce Cend’s ability to access capital and could negatively affect its liquidity.

Although states have, in the past, implemented “shelter-in-place” orders, quarantines and similar restrictions, the regulations vary on a state by state basis and the effectiveness of those restrictions on controlling the spread of COVID-19 varies. Cend’s office-based employees continue to work primarily from hybrid and Cend expects this to continue for an extended period. Furthermore, resurgence of COVID-19 cases could possibly prompt a reinstatement of certain “shelter-in-place” orders and restrictions at the state and local levels, impacting Cend’s reentry to the workplace and causing hospital and clinical sites to suspend Cend’s clinical trials or deterring patients from continuing to participate in Cend’s trials.

Risks related to manufacturing and supply

Cend will rely on third parties to manufacture its clinical product supplies, and it may rely on third parties to produce and process its product candidates, if approved.

Cend does not currently own any facility that may be used as its clinical scale manufacturing facility and expects to rely on outside vendors to manufacture supplies of its product candidates. Cend will need to negotiate and maintain contractual arrangements with these outside vendors for the supply of its product candidates and Cend may not be able to do so on favorable terms. Cend has not yet caused any product candidates to be manufactured on a commercial scale and may not be able to do so for any of its product candidates.

The facilities used by Cend’s contract manufacturers to manufacture its product candidates must be approved by the FDA or other foreign regulatory authorities following inspections that will be conducted after Cend submits an application to the FDA or other foreign regulatory authorities. Cend may not control the manufacturing process of, and may be completely dependent on, Cend’s contract manufacturing partners for compliance with cGMPs and any other regulatory requirements of the FDA or other regulatory authorities for the manufacture of its product candidates. Beyond periodic audits, Cend has no control over the ability of its contract manufacturers to maintain adequate quality control, quality assurance and qualified personnel. If the FDA or a comparable foreign regulatory authority does not approve these facilities for the manufacture of Cend’s product candidates or if it withdraws any approval in the future, Cend may need to find alternative manufacturing facilities, which would require the incurrence of significant additional costs and significantly impact its ability to develop, obtain regulatory approval for or market its product candidates, if approved. Similarly, if any third-party manufacturers on which Cend will rely fail to manufacture quantities of its product candidates at quality levels necessary to meet regulatory requirements and at a scale sufficient to meet anticipated demand at a cost that allows Cend to achieve profitability, Cend’s business, financial condition and prospects could be materially and adversely affected.

Manufacturing Cend’s product candidates is complex and it may encounter difficulties in production. If Cend encounters such difficulties, its ability to provide supply of its product candidates for preclinical studies and clinical trials or for commercial purposes could be delayed or stopped.

The process of manufacturing of Cend’s product candidates is complex and highly regulated.

Cend relies on third parties for the manufacture of its product candidates. These third-party manufacturers may incorporate their own proprietary processes into Cend’s product candidate manufacturing processes. Cend has limited control and oversight of a third party’s proprietary process, and a third party may elect to modify its process without Cend’s consent or knowledge. These modifications could negatively impact Cend’s manufacturing, including product loss or failure that requires additional manufacturing runs or a change in manufacturer, both of which could significantly increase the cost of and significantly delay the manufacture of Cend’s product candidates.

As Cend’s product candidates progress through preclinical studies and clinical trials toward approval and commercialization, it is expected that various aspects of the manufacturing process will be altered in an effort to optimize processes and results. Such changes may require amendments to be made to regulatory applications which may further delay the timeframes under which modified manufacturing processes can be used for any of Cend’s product candidates and additional bridging studies or trials may be required.

Cend does not have its own clinical-scale manufacturing facility and is currently reliant on a limited number of manufacturers for its product candidates. These third-party manufacturing providers may not be able to provide adequate resources or capacity to meet Cend’s needs.

Risks related to sales, marketing, and competition

Cend currently has no marketing and sales organization and has no experience in marketing products. If Cend is unable to establish marketing and sales capabilities or enter into agreements with third parties to market and sell its product candidates, if approved, it may not be able to generate product revenue.

Cend currently has no sales, marketing or distribution capabilities and has no experience in marketing products. Cend intends to develop an in-house marketing organization and sales force, which will require significant capital expenditures, management resources and time. Cend will have to compete with other pharmaceutical and biotechnology companies to recruit, hire, train and retain marketing and sales personnel.

If Cend is unable or decides not to establish internal sales, marketing and distribution capabilities, it will pursue arrangements with third-party sales, marketing, and distribution collaborators regarding the sales and marketing of its products, if approved. However, there can be no assurance that Cend will be able to establish or maintain such arrangements on favorable terms or if at all, or if Cend is able to do so, that these third-party arrangements will provide effective sales forces or marketing and distribution capabilities. Any revenue Cend receives will depend upon the efforts of such third parties, which may not be successful. Cend may have little or no control over the marketing and sales efforts of such third parties and its revenue from product sales may be lower than if Cend had commercialized its product candidates itself. Cend also faces competition in its search for third parties to assist it with the sales and marketing efforts of its product candidates.

There can be no assurance that Cend will be able to develop in-house sales and distribution capabilities or establish or maintain relationships with third-party collaborators to commercialize any product in the United States or overseas.

A variety of risks associated with marketing Cend’s product candidates internationally could materially adversely affect its business.

Cend and its partners plan to seek regulatory approval of Cend’s product candidates outside of the United States and, accordingly, Cend expects that it will be subject to additional risks related to operating in foreign countries if it obtains the necessary approvals, including:

•
differing regulatory requirements in foreign countries, for example, no country other than the United States has a pathway for accelerated drug approval and so obtaining regulatory approvals outside of the United States will take longer and be more costly than obtaining approval in the United States;

•	unexpected changes in tariffs, trade barriers, price and exchange controls and other regulatory requirements;

•	economic weakness, including inflation, or political instability in particular foreign economies and markets;

•	compliance with tax, employment, immigration and labor laws for employees living or traveling abroad;

•	foreign taxes, including withholding of payroll taxes;

•	foreign currency fluctuations, which could result in increased operating expenses and reduced revenue, and other obligations incident to doing business in another country;

•	difficulties staffing and managing foreign operations;

•	workforce uncertainty in countries where labor unrest is more common than in the United States;

•	potential liability under the Foreign Corrupt Practices Act of 1977 or comparable foreign regulations;

•
challenges enforcing Cend’s contractual and intellectual property rights, especially in those foreign countries that do not respect and protect intellectual property rights to the same extent as the United States;

•	production shortages resulting from any events affecting raw material supply or manufacturing capabilities abroad; and

•	business interruptions resulting from geo-political actions, including war and terrorism.

These and other risks associated with international operations may materially adversely affect Cend’s ability to attain or maintain profitable operations.

Even if Cend obtains regulatory approval of its product candidates, the products may not gain market acceptance among physicians, patients, hospitals, cancer treatment centers and others in the medical community.

The use of Cend’s product candidates as a potential cancer treatment is a recent development and may not become broadly accepted by physicians, patients, hospitals, cancer treatment centers and others in the medical community. Various factors will influence whether Cend’s product candidates are accepted in the market, including:

•	the clinical indications for which Cend’s product candidates are licensed;

•	physicians, hospitals, cancer treatment centers and patients considering Cend’s product candidates as a safe and effective treatment;

•	the potential and perceived advantages of Cend’s product candidates over alternative treatments;

•	Cend’s ability to demonstrate the advantages of its product candidates over other cancer medicines;

•	the prevalence and severity of any side effects;

•	the prevalence and severity of any side effects for other precision medicines and public perception of other precision medicines;

•	product labeling or product insert requirements of the FDA or other regulatory authorities;

•	limitations or warnings contained in the labeling approved by the FDA;

•	the timing of market introduction of Cend’s product candidates as well as competitive products;

•	the cost of treatment in relation to alternative treatments;

•	the availability of adequate coverage, reimbursement and pricing by third-party payors and government authorities;

•	the willingness of patients to pay out-of-pocket in the absence of coverage by third-party payors and government authorities;

•	relative convenience and ease of administration, including as compared to alternative treatments and competitive therapies; and

•	the effectiveness of Cend’s sales and marketing efforts.

If Cend’s product candidates are licensed but fail to achieve market acceptance among physicians, patients, hospitals, cancer treatment centers or others in the medical community, Cend will not be able to generate significant revenue.

In addition, although Cend’s product candidates differ in certain ways from other approaches, serious adverse events or deaths in other clinical trials involving precision medicines, even if not ultimately attributable to Cend’s product or product candidates, could result in increased government regulation, unfavorable public perception and publicity, potential regulatory delays in the testing or licensing of Cend’s product candidates, stricter labeling requirements for those product candidates that are licensed, and a decrease in demand for any such product candidates.

Even if Cend’s products achieve market acceptance, it may not be able to maintain that market acceptance over time if new products or technologies are introduced that are more favorably received than its products, are more cost effective or render its products obsolete.

Cend faces substantial competition, which may result in others discovering, developing or commercializing products before or more successfully than it does.

The biotechnology and pharmaceutical industries utilize rapidly advancing technologies and are characterized by intense competition. While Cend believes that its scientific knowledge, technology and development expertise provide it with competitive advantages, it faces potential competition from many different sources, including major pharmaceuticals, specialty pharmaceuticals and biotechnology companies, academic institutions and government agencies, and public and private research institutes that conduct research, development, manufacturing and commercialization. Many of Cend’s competitors have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, regulatory approvals and product marketing than it does. Cend’s competitors may compete with it in recruiting and retaining qualified scientific and management personnel and establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, Cend’s programs. As a result, Cend’s competitors may discover, develop, license or commercialize products before or more successfully than it does.

Product candidates that Cend successfully develops and commercializes may compete with existing therapies and new therapies that may become available in the future. Specifically, other EnduRx and potentially other companies are conducting pre-clinical research with an alternative integrin-targeted peptides.

If Cend’s drug candidates are approved for the indications for which Cend is currently planning clinical trials, they will likely compete with existing drugs and other drugs that are currently in development. Key product features that would affect Cend’s ability to effectively compete with other therapeutics include the efficacy, safety and convenience of its products. Cend’s competitors may obtain patent protection or other intellectual property rights that limit its ability to develop or commercialize its product candidates. The availability of reimbursement from government and other third-party payors will also significantly affect the pricing and competitiveness of Cend’s products. Cend’s competitors may also obtain FDA or other regulatory approval for their products more rapidly than Cend may obtain approval for its products, which could result in Cend’s competitors establishing a strong market position before Cend is able to enter the market.

Risks related to Cend’s financial position and capital requirements

Cend’s limited operating history may make it difficult for you to evaluate the success of Cend’s business to date and to assess Cend’s future viability.

Cend is a drug discovery and development company with a limited operating history. Cend commenced operations in October 2015, and its operations to date have been limited to organizing and staffing its company, business planning, raising capital, conducting discovery and research activities, filing patent applications, identifying potential product candidates, undertaking preclinical studies and establishing arrangements with third parties for the manufacture of initial quantities of its product candidates and component materials. CEND-1 is currently the subject of Phase 2b clinical studies. Cend has not fully demonstrated its ability to successfully conduct or complete clinical trials, obtain marketing approvals, manufacture a commercial-scale product or arrange for a third party to do so on its behalf, or conduct sales, marketing and distribution activities necessary for successful product commercialization. Consequently, any predictions you make about Cend’s future success or viability may not be as accurate as they could be if Cend had a longer operating history.

In addition, as a young business, Cend may encounter unforeseen expenses, difficulties, complications, delays and other known and unknown factors. Cend will need to transition at some point from a company with a research and development focus to a company capable of supporting commercial activities. Cend may not be successful in such a transition.

Cend has incurred significant losses since inception, and it expects to incur losses over the next several years and may not be able to achieve or sustain revenues or profitability in the future.

Investment in pharmaceutical product development is a highly speculative undertaking and entails substantial upfront capital expenditures and significant risk that any potential product candidate will fail to demonstrate adequate efficacy or an acceptable safety profile, gain regulatory approval and become commercially viable. Cend is still in the early stages of development of its product candidates. CEND-1 is currently the subject of clinical Phase 2b studies. Cend has no products approved for commercial sale and has not generated any revenue from product sales to date, and Cend continues to incur significant research and development and other expenses related to its ongoing operations. Cend has financed its operations primarily through private placements of its preferred stock and its one outbound license relationship. There can be no assurance Cend will be successful at future fund-raising efforts.

Cend has incurred significant net losses in each period since it commenced operations, aside from the year ended December 31, 2021, as a result of a one-time license payment and a milestone payment from the Exclusive License and Collaboration Agreement with Qilu. For the years ended December 31, 2020 and 2021, Cend reported a net loss of $8.7 million and net income of $3.7 million, respectively. As of December 31, 2021, Cend had an accumulated deficit of $10.2 million. Cend expects to continue to incur significant losses for the foreseeable future, and it expects these losses to increase substantially if and as it:

•	continues its research and development efforts and submits INDs for its lead product candidates;

•	conducts preclinical studies and clinical trials for its current and future product candidates

•	seeks marketing approvals for any product candidates that successfully complete clinical trials;

•	experiences any delays or encounter any issues with any of the above, including but not limited to failed studies, complex results, safety issues or other regulatory challenges;

•
establishes a sales, marketing and distribution infrastructure and scale-up manufacturing capabilities, whether alone or with third parties, to commercialize any product candidates for which it may obtain regulatory approval, if any;

•	obtains, expands, maintains, enforces and protects its intellectual property portfolio; and

•	hires additional clinical, regulatory and scientific personnel.

Because of the numerous risks and uncertainties associated with pharmaceutical product development, Cend is unable to accurately predict the timing or amount of increased expenses it will incur or when, if ever, it will be able to achieve profitability. Even if Cend succeeds in commercializing one or more of its product candidates, Cend will continue to incur substantial research and development and other expenditures to develop, seek regulatory approval for and market additional product candidates. Cend may encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may adversely affect its business. The size of Cend’s future net losses will depend, in part, on the rate of future growth of its expenses and its ability to generate revenue. Cend’s prior losses and expected future losses have had and will continue to have an adverse effect on its stockholders’ equity and working capital.

Risks related to government regulation

Cend’s clinical trials may fail to demonstrate adequately the safety and efficacy of any of its product candidates, which would prevent or delay regulatory approval and commercialization.

To obtain the requisite regulatory approvals to market and sell any of its product candidates, including CEND-1 and any other future product candidates, Cend must demonstrate through extensive preclinical studies and clinical trials that its products are safe and effective in humans. Cend’s product candidates may fail to demonstrate efficacy in humans, and particularly across tumor types. Clinical testing is expensive and can take many years to complete, and its outcome is inherently uncertain. Failure can occur at any time during the clinical trial process and Cend’s future clinical trial results may not be successful. Further, the process of obtaining regulatory approval is expensive, often takes many years following the commencement of clinical trials and can vary substantially based upon the type, complexity and novelty of the product candidates involved, as well as the target indications, patient population and regulatory agency. Prior to obtaining approval to commercialize a product candidate in the United States or abroad, Cend or its potential future collaborators must demonstrate with substantial evidence from adequate and well-controlled clinical trials, and to the satisfaction of the FDA, the European Medicines Agency (“EMA”) or other comparable foreign regulatory authorities, that such product candidates are safe and effective for their intended uses.

Clinical trials that Cend conducts may not demonstrate the efficacy and safety necessary to obtain regulatory approval to market Cend’s product candidates. In some instances, there can be significant variability in safety or efficacy results between different clinical trials of the same product candidate due to numerous factors, including changes in trial procedures set forth in protocols, differences in the size and type of the patient populations, changes in and adherence to the clinical trial protocols and the rate of dropout among clinical trial participants. If the results of Cend’s ongoing or future clinical trials are inconclusive with respect to the efficacy of Cend’s product candidates, if Cend does not meet the clinical endpoints with statistical and clinically meaningful significance, or if there are safety concerns associated with Cend’s product candidates, Cend may be delayed in obtaining marketing approval, if at all.

Even if the trials are successfully completed, clinical data are often susceptible to varying interpretations and analyses, and Cend cannot guarantee that the FDA, or other comparable foreign regulatory authorities will interpret the results as Cend does, and more trials could be required before Cend submits its product candidates for approval. Cend cannot guarantee that the FDA, or other comparable foreign regulatory authorities will view its product candidates as having sufficient efficacy to support a tumor-agnostic indication even if positive results are observed in clinical trials. To the extent that the results of the trials are not satisfactory to the FDA, the EMA or other comparable foreign regulatory authorities for support of a marketing application, approval of Cend’s product candidates may be significantly delayed, or Cend may be required to expend significant additional resources, which may not be available to Cend, to conduct additional trials in support of potential approval of Cend’s product candidates. Additionally, any safety or efficacy concerns observed in any tumor-specific subgroup of Cend’s clinical trials could limit the prospects for regulatory approval of its product candidates for a tumor-agnostic indication, which could have a material adverse effect on Cend’s business, financial condition and results of operations.

A Breakthrough Therapy designation by the FDA, even if granted for any of Cend’s product candidates, may not lead to a faster development or regulatory review or approval process and it does not increase the likelihood that Cend’s product candidates will receive marketing approval.

Cend may seek Breakthrough Therapy designation for CEND-1 and some or all of its future product candidates. A breakthrough therapy is defined as a drug or biologic that is intended, alone or in combination with one or more other drugs or biologics, to treat a serious or life-threatening disease or condition and preliminary clinical evidence indicates that the drug or biologic may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. For product candidates that have been designated as breakthrough therapies, interaction and communication between the FDA and the sponsor of the trial can help to identify the most efficient path for clinical development while minimizing the number of patients placed in ineffective control regimens. Drugs designated as breakthrough therapies by the FDA may also be eligible for other expedited approval programs, including accelerated approval.

Designation as a breakthrough therapy is within the discretion of the FDA. Accordingly, even if Cend believes one of its product candidates meets the criteria for designation as a breakthrough therapy, the FDA may disagree and instead determine not to make such designation. In any event, the receipt of a Breakthrough Therapy designation for a product candidate may not result in a faster development process, review or approval compared to candidate products considered for approval under non-expedited FDA review procedures and does not assure ultimate approval by the FDA. In addition, even if one or more of Cend’s product candidates qualify as breakthrough therapies, the FDA may later decide that the product no longer meets the conditions for qualification. Thus, even though Cend intends to seek Breakthrough Therapy designation for CEND-1 and some or all of its future product candidates for the treatment of various cancers, there can be no assurance that it will receive breakthrough therapy designation.

A Fast Track designation by the FDA may not lead to a faster development or regulatory review or approval process, and does not increase the likelihood that Cend’s product candidates will receive marketing approval.

If a drug is intended for the treatment of a serious or life-threatening condition and the drug demonstrates the potential to address unmet medical needs for this condition, the drug sponsor may apply for FDA Fast Track designation for a particular indication. Cend has been granted Fast Track designation for CEND-1 for pancreatic cancer. Cend may seek Fast Track designation for other indications or for certain of Cend’s future product candidates, but there is no assurance that the FDA will grant this status to any of Cend’s other proposed product candidates. Marketing applications filed by sponsors of products in Fast Track development may qualify for priority review under the policies and procedures offered by the FDA, but the Fast Track designation does not assure any such qualification or ultimate marketing approval by the FDA. The FDA has broad discretion whether or not to grant Fast Track designation, so even if Cend believes a particular product candidate is eligible for this designation, there can be no assurance that the FDA would decide to grant it. Even if Cend does receive Fast Track designation, it may not experience a faster development process, review or approval compared to conventional FDA procedures, and receiving a Fast Track designation does not provide assurance of ultimate FDA approval. In addition, the FDA may withdraw Fast Track designation if it believes that the designation is no longer supported by data from Cend’s clinical development program. In addition, the FDA may withdraw any Fast Track designation at any time.

Accelerated approval by the FDA, even if granted for CEND-1 or any other future product candidates, may not lead to a faster development or regulatory review or approval process and it does not increase the likelihood that Cend’s product candidates will receive marketing approval.

Cend plans to seek approval of CEND-1 and may seek approval of future product candidates using the FDA’s accelerated approval pathway. A product may be eligible for accelerated approval if it treats a serious or life-threatening condition and generally provides a meaningful advantage over available therapies. In addition, it must demonstrate an effect on a surrogate endpoint that is reasonably likely to predict clinical benefit. As a condition of approval, the FDA may require that a sponsor of a drug receiving accelerated approval perform adequate and well-controlled post-marketing clinical trials. These confirmatory trials must be completed with due diligence. In addition, the FDA currently requires as a condition for accelerated approval pre-approval of promotional materials, which could adversely impact the timing of the commercial launch of the product. Even if Cend does receive accelerated approval, it may not experience a faster development or regulatory review or approval process, and receiving accelerated approval does not provide assurance of ultimate full FDA approval.

Obtaining and maintaining regulatory approval of Cend’s product candidates in one jurisdiction does not mean that it will be successful in obtaining regulatory approval of its product candidates in other jurisdictions.

Obtaining and maintaining regulatory approval of Cend’s product candidates in one jurisdiction does not guarantee that it will be able to obtain or maintain regulatory approval in any other jurisdiction, while a failure or delay in obtaining regulatory approval in one jurisdiction may have a negative effect on the regulatory approval process in others. For example, even if the FDA grants marketing approval of a product candidate, comparable regulatory authorities in foreign jurisdictions must also approve the manufacturing, marketing and promotion of the product candidate in those countries. Approval procedures vary among jurisdictions and can involve requirements and administrative review periods different from, and greater than, those in the United States, including additional non-clinical studies or clinical trials as clinical trials conducted in one jurisdiction may not be accepted by regulatory authorities in other jurisdictions. In many jurisdictions outside the United States, a product candidate must be approved for reimbursement before it can be approved for sale in that jurisdiction. In some cases, the price that Cend intends to charge for its products is also subject to approval.

Cend may also submit marketing applications in other countries. Regulatory authorities in jurisdictions outside of the United States have requirements for approval of product candidates with which Cend must comply prior to marketing in those jurisdictions. Obtaining foreign regulatory approvals and compliance with foreign regulatory requirements could result in significant delays, difficulties and costs for Cend and could delay or prevent the introduction of its products in certain countries. If Cend fails to comply with the regulatory requirements in international markets and/or receive applicable marketing approvals, its target market will be reduced and its ability to realize the full market potential of its product candidates will be harmed.

Risks related to ongoing regulatory obligations

Even if Cend receives regulatory approval of its product candidates, it will be subject to ongoing regulatory obligations and continued regulatory review, which may result in significant additional expense and Cend may be subject to penalties if it fails to comply with regulatory requirements or experience unanticipated problems with its product candidates.

Any regulatory approvals that Cend receives for its product candidates will require surveillance to monitor the safety and efficacy of the product candidate. The FDA may also require a REMS in order to approve Cend’s product candidates, which could entail requirements for a medication guide, physician communication plans or additional elements to ensure safe use, such as restricted distribution methods, patient registries and other risk minimization tools. In addition, if the FDA or a comparable foreign regulatory authority approves Cend’s product candidates, the manufacturing processes, labeling, packaging, distribution, adverse event reporting, storage, advertising, promotion, import, export and recordkeeping for Cend’s product candidates will be subject to extensive and ongoing regulatory requirements. These requirements include submissions of safety and other post-marketing information and reports, registration, as well as continued compliance with applicable cGMP, GLP and GCP requirements, for any clinical trials that Cend conducts post-approval. Later discovery of previously unknown problems with Cend’s product candidates, including adverse events of unanticipated severity or frequency, or with Cend’s third-party manufacturers or manufacturing processes, or failure to comply with regulatory requirements, may result in, among other things:

•	restrictions on the marketing or manufacturing of Cend’s product candidates, withdrawal of the product from the market or voluntary or mandatory product recalls;

•	manufacturing delays and supply disruptions where regulatory inspections identify observations of noncompliance requiring remediation;

•	revisions to the labeling, including limitation on approved uses or the addition of additional warnings, contraindications or other safety information, including boxed warnings;

•	imposition of a REMS, which may include distribution or use restrictions;

•	requirements to conduct additional post-market clinical trials to assess the safety of the product;

•	fines, warning letters or holds on clinical trials;

•	refusal by the FDA to approve pending applications or supplements to approved applications filed by Cend or suspension or revocation of approvals;

•	product seizure or detention, or refusal to permit the import or export of Cend’s product candidates; and

•	injunctions or the imposition of civil or criminal penalties.

The FDA’s and other regulatory authorities’ policies may change and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of Cend’s product candidates. Cend cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative action, either in the United States or abroad. If Cend is slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if Cend is not able to maintain regulatory compliance, it may lose any marketing approval that it may have obtained and it may not achieve or sustain profitability.

The FDA and other regulatory agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses.

If any of Cend’s product candidates are approved and Cend is found to have improperly promoted off-label uses of those products, it may become subject to significant liability. The FDA and other regulatory agencies strictly regulate the promotional claims that may be made about prescription products, if approved. In particular, while the FDA permits the dissemination of truthful and non-misleading information about an approved product, a manufacturer may not promote a product for uses that are not approved by the FDA or such other regulatory agencies as reflected in the product’s approved labeling. If Cend is found to have promoted such off-label uses, it may become subject to significant liability. The federal government has levied large civil and criminal fines against companies for alleged improper promotion of off-label use and has enjoined several companies from engaging in off-label promotion. The FDA has also requested that companies enter into consent decrees, corporate integrity agreements or permanent injunctions under which specified promotional conduct must be changed or curtailed. If Cend cannot successfully manage the promotion of its product candidates, if approved, Cend could become subject to significant liability, which would materially adversely affect its business and financial condition.

The insurance coverage and reimbursement status of newly-approved products is uncertain. Cend’s product candidates may become subject to unfavorable pricing regulations, third-party coverage and reimbursement practices, or healthcare reform initiatives, which would harm Cend’s business. Failure to obtain or maintain adequate coverage and reimbursement for new or current products could limit Cend’s ability to market those products and decrease its ability to generate revenue.

The regulations that govern marketing approvals, pricing, coverage and reimbursement for new drugs vary widely from country to country. In the United States, recently enacted legislation may significantly change the approval requirements in ways that could involve additional costs and cause delays in obtaining approvals. Some countries require approval of the sale price of a drug before it can be marketed. In many countries, the pricing review period begins after marketing or product licensing approval is granted. In some foreign markets, prescription pharmaceutical pricing remains subject to continuing governmental control even after initial approval is granted. As a result, Cend might obtain marketing approval for a product in a particular country, but then be subject to price regulations that delay its commercial launch of the product, possibly for lengthy time periods, and negatively impact the revenue it is able to generate from the sale of the product in that country. Adverse pricing limitations may hinder Cend’s ability to recoup its investment in one or more product candidates, even if any product candidates it may develop obtain marketing approval.

In the United States and markets in other countries, patients generally rely on third-party payors to reimburse all or part of the costs associated with their treatment. Adequate coverage and reimbursement from governmental healthcare programs, such as Medicare and Medicaid, and commercial payors is critical to new product acceptance. Cend’s ability to successfully commercialize its product candidates will depend in part on the extent to which coverage and adequate reimbursement for these products and related treatments will be available from government health administration authorities, private health insurers and other organizations. Government authorities and other third-party payors, such as private health insurers and health maintenance organizations, decide which medications they will pay for and establish reimbursement levels. The availability of coverage and extent of reimbursement by governmental and private payors is essential for most patients to be able to afford treatments such as gene therapy products. Sales of these or other product candidates that Cend may identify will depend substantially, both domestically and abroad, on the extent to which the costs of Cend’s product candidates will be paid by health maintenance, managed care, pharmacy benefit and similar healthcare management organizations, or reimbursed by government health administration authorities, private health coverage insurers and other third-party payors. If coverage and adequate reimbursement is not available, or is available only to limited levels, Cend may not be able to successfully commercialize its product candidates. Even if coverage is provided, the approved reimbursement amount may not be high enough to allow Cend to establish or maintain pricing sufficient to realize a sufficient return on its investment.

Reimbursement by a third-party payor may depend upon a number of factors, including, but not limited to, the third-party payor’s determination that use of a product is:

•	a covered benefit under its health plan;

•	safe, effective and medically necessary;

•	appropriate for the specific patient;

•	cost-effective; and

•	neither experimental nor investigational.

A primary trend in the U.S. healthcare industry and elsewhere is cost containment. Government authorities and third-party payors have attempted to control costs by limiting coverage and the amount of reimbursement for particular medications. In many countries, the prices of medical products are subject to varying price control mechanisms as part of national health systems. In general, the prices of medicines under such systems are substantially lower than in the United States. Other countries allow companies to fix their own prices for medicines, but monitor and control company profits. Additional foreign price controls or other changes in pricing regulation could restrict the amount that Cend is able to charge for its product candidates. Accordingly, in markets outside the United States, the reimbursement for products may be reduced compared with the United States and may be insufficient to generate commercially reasonable revenues and profits.

There is also significant uncertainty related to the insurance coverage and reimbursement of newly approved products and coverage may be more limited than the purposes for which the medicine is approved by the FDA or comparable foreign regulatory authorities. In the United States, the principal decisions about reimbursement for new medicines are typically made by the Centers for Medicare & Medicaid Services (“CMS”), an agency within the U.S. Department of Health and Human Services (“HHS”). CMS decides whether and to what extent a new medicine will be covered and reimbursed under Medicare and private payors tend to follow CMS to a substantial degree. No uniform policy of coverage and reimbursement for products exists among third-party payors and coverage and reimbursement levels for products can differ significantly from payor to payor. As a result, the coverage determination process is often a time consuming and costly process that may require Cend to provide scientific and clinical support for the use of its products to each payor separately, with no assurance that coverage and adequate reimbursement will be applied consistently or obtained in the first instance. It is difficult to predict what CMS will decide with respect to reimbursement for fundamentally novel products such as Cend’s. Reimbursement agencies in Europe may be more conservative than CMS. For example, a number of cancer drugs have been approved for reimbursement in the United States and have not been approved for reimbursement in certain European countries. Moreover, eligibility for reimbursement does not imply that any drug will be paid for in all cases or at a rate that covers Cend’s costs, including research, development, manufacture, sale, and distribution. Interim reimbursement levels for new drugs, if applicable, may also not be sufficient to cover Cend’s costs and may not be made permanent. Reimbursement rates may vary according to the use of the drug and the clinical setting in which it is used, may be based on reimbursement levels already set for lower cost drugs and may be incorporated into existing payments for other services. Cend’s inability to promptly obtain coverage and profitable payment rates from both government-funded and private payors for any approved products Cend may develop could have a material adverse effect on Cend’s operating results, its ability to raise capital needed to commercialize product candidates, and its overall financial condition.

Net prices for drugs may be reduced by mandatory discounts or rebates required by government healthcare programs or private payors and by any future relaxation of laws that presently restrict imports of drugs from countries where they may be sold at lower prices than in the United States. Cend’s inability to promptly obtain coverage and profitable reimbursement rates third-party payors for any approved products that Cend develops could have a material adverse effect on its operating results, its ability to raise capital needed to commercialize products and its overall financial condition.

Increasingly, third-party payors are requiring that drug companies provide them with predetermined discounts from list prices and are challenging the prices charged for medical products. Cend cannot be sure that reimbursement will be available for any product candidate that it commercializes and, if reimbursement is available, the level of reimbursement. Reimbursement may impact the demand for, or the price of, any product candidate for which Cend obtains marketing approval. In order to obtain reimbursement, physicians may need to show that patients have superior treatment outcomes with Cend’s products compared to standard of care drugs, including lower-priced generic versions of standard of care drugs. Cend expects to experience pricing pressures in connection with the sale of any of its product candidates due to the trend toward managed healthcare, the increasing influence of health maintenance organizations and additional legislative changes. The downward pressure on healthcare costs in general, particularly prescription drugs and surgical procedures and other treatments, has become very intense. As a result, increasingly high barriers are being erected to the entry of new products.

Additionally, Cend and/or collaborators may develop companion diagnostic tests for use with Cend’s product candidates. Cend, or its collaborators, may be required to obtain coverage and reimbursement for these tests separate and apart from the coverage and reimbursement Cend seeks for its product candidates, once approved. Even if Cend obtains regulatory approval or clearance for such companion diagnostics, there is significant uncertainty regarding its ability to obtain coverage and adequate reimbursement for the same reasons applicable to its product candidates. Medicare reimbursement methodologies, whether under Part A, Part B, or clinical laboratory fee schedule may be amended from time to time, and Cend cannot predict what effect any change to these methodologies would have on any product candidate or companion diagnostic for which it receives approval. Cend’s inability to promptly obtain coverage and adequate reimbursement from both third-party payors for the companion diagnostic tests that it develops and for which it obtains regulatory approval could have a material and adverse effect on Cend’s business, financial condition, results of operations and prospects.

Healthcare legislative measures aimed at reducing healthcare costs may have a material adverse effect on Cend’s business and results of operations.

The United States and many foreign jurisdictions have enacted or proposed legislative and regulatory changes affecting the healthcare system that could prevent or delay marketing approval of our current product candidates and any future product candidates, restrict or regulate post-approval activities and affect our ability to profitably sell a product for which we obtain marketing approval. Changes in regulations, statutes or the interpretation of existing regulations could impact our business in the future by requiring, for example, changes to our manufacturing arrangements, additions or modifications to product labeling, the recall or discontinuation of our products, or additional record-keeping or reporting requirements. If any such changes were to be imposed, they could adversely affect the operation of our business.

In the United States, there have been and continue to be a number of legislative initiatives to contain healthcare costs. For example, the Affordable Care Act substantially changed the way healthcare is financed by both governmental and private insurers, and significantly impacted the U.S. pharmaceutical industry. The ACA, among other things, subjected biological products to potential competition by lower-cost biosimilars, addressed a new methodology by which rebates owed by manufacturers under the Medicaid Drug Rebate Program are calculated for drugs and biologics that are inhaled, infused, instilled, implanted or injected, increased the minimum Medicaid rebates owed by manufacturers under the Medicaid Drug Rebate Program and extended the rebate program to individuals enrolled in Medicaid managed care organizations, established annual fees and taxes on manufacturers of certain branded prescription drugs and biologics, and created a new Medicare Part D coverage gap discount program, in which manufacturers must agree to offer 70% (increased from 50% pursuant to the Bipartisan Budget Act of 2018, effective as of 2019) point-of-sale discounts off negotiated prices of applicable brand drugs and biologics to eligible beneficiaries during their coverage gap period, as a condition for the manufacturer’s outpatient drugs or biologics to be covered under Medicare Part D.

Since its enactment, there have been judicial, executive and Congressional challenges to certain aspects of the ACA. On June 17, 2021, the U.S. Supreme Court dismissed the most recent judicial challenge to the ACA brought by several states without specifically ruling on the constitutionality of the ACA. Prior to the Supreme Court’s decision, President Biden issued an executive order to initiate a special enrollment period from February 15, 2021 through August 15, 2021 for purposes of obtaining health insurance coverage through the ACA marketplace. The executive order also instructed certain governmental agencies to review and reconsider their existing policies and rules that limit access to healthcare, including among others, re-examining Medicaid demonstration projects and waiver programs that include work requirements, and policies that create unnecessary barriers to obtaining access to health insurance coverage through Medicaid or the ACA. It is unclear how other healthcare reform measures of the Biden administration or other efforts, if any, to challenge, repeal or replace the ACA will impact the ACA or our business.

In addition, other legislative changes have been proposed and adopted since the ACA was enacted. On August 2, 2011, the Budget Control Act of 2011 was signed into law, which, among other things, resulted in reductions to Medicare payments to providers of 2% per fiscal year, which went into effect on April 1, 2013 and, due to subsequent legislative amendments to the statute, will remain in effect through 2030, with the exception of a temporary suspension from May 1, 2020 through June 30, 2022 (a 1% sequester will apply from April 1, 2022 through June 30, 2022) due to the COVID-19 pandemic, unless additional Congressional action is taken. On January 2, 2013, the American Taxpayer Relief Act of 2012 was signed into law, which, among other things, reduced Medicare payments to several providers, including hospitals and cancer treatment centers, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. As another example, the 2021 Consolidated Appropriations Act signed into law on December 27, 2020 incorporated extensive healthcare provisions and amendments to existing laws, including a requirement that all manufacturers of drugs and biological products covered under Medicare Part B report the product’s average sales price, or ASP, to HHS beginning on January 1, 2022, subject to enforcement via civil money penalties.

Further, there has been heightened governmental scrutiny in the United States of pharmaceutical pricing practices in light of the rising cost of prescription drugs. Such scrutiny has resulted in several recent congressional inquiries and proposed and enacted federal and state legislation designed to, among other things, bring more transparency to product pricing, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for products. Although a number of these and other measures may require additional authorization to become effective, Congress and the current U.S. administration have each indicated that it will continue to seek new legislative and/or administrative measures to control drug costs. Any reduction in reimbursement from Medicare and other government programs may result in a similar reduction in payments from private payors. Moreover, in July 2021, President Biden issued a sweeping executive order on promoting competition in the American economy that includes several mandates pertaining to the pharmaceutical and health care insurance industries. Among other things, the executive order directs the FDA to work towards implementing a system for importing drugs from Canada (following on a Trump administration notice-and-comment rulemaking on Canadian drug importation that was finalized in October 2020). The Biden order also called on HHS to release a comprehensive plan to combat high prescription drug prices, and it includes several directives regarding the Federal Trade Commission’s oversight of potentially anticompetitive practices within the pharmaceutical industry. The drug pricing plan released by HHS in September 2021 in response to the executive order makes clear that the Biden Administration supports aggressive action to address rising drug prices, including allowing HHS to negotiate the cost of Medicare Part B and D drugs, but such significant changes will require either new legislation to be passed by Congress or time-consuming administrative actions. Accordingly, there remains a large amount of uncertainty regarding the federal government’s approach to making pharmaceutical treatment costs more affordable for patients.

At the state level, legislatures have increasingly passed legislation and implemented regulations designed to control pharmaceutical and biological product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing. For example, California requires pharmaceutical manufacturers to notify certain purchasers, including health insurers and government health plans at least 60 days before any scheduled increase in the wholesale acquisition cost (WAC), of their product if the increase exceeds 16%, and further requires pharmaceutical manufacturers to explain whether a change or improvement in the product necessitates such an increase. Similarly, Vermont requires pharmaceutical manufacturers to disclose price information on certain prescription drugs, and to provide notification to the state if introducing a new drug with a WAC in excess of the Medicare Part D specialty drug threshold. In December 2020, the U.S. Supreme Court also held unanimously that federal law does not preempt the states’ ability to regulate pharmaceutical benefit managers, or PBMs, and other members of the healthcare and pharmaceutical supply chain, an important decision that may lead to further and more aggressive efforts by states in this area. Legally mandated price controls on payment amounts by third-party payors or other restrictions could harm our business, results of operations, financial condition and prospects. In addition, regional healthcare authorities and individual hospitals are increasingly using bidding procedures to determine what pharmaceutical products and which suppliers will be included in their prescription drug and other healthcare programs. This could reduce the ultimate demand for our product candidates, if approved, or put pressure on our product pricing, which could negatively affect our business, results of operations, financial condition and prospects.

Cend expects that the ACA, the recent laws described above, and other healthcare reform measures that may be adopted in the future may result in additional reductions in Medicare and other healthcare funding, more rigorous coverage criteria, new payment methodologies and additional downward pressure on the price that Cend receives for any approved product. Further, it is possible that additional governmental action will be taken in response to the COVID-19 pandemic. Cend cannot predict the initiatives that may be adopted in the future. The continuing efforts of the government, insurance companies, managed care organizations and other payors of healthcare services to contain or reduce costs of healthcare and/or impose price controls may adversely affect:

•	the demand for our product candidates, if Cend obtains regulatory approval;

•	Cend’s ability to receive or set a price that it believes is fair for its products;

•	Cend’s ability to generate revenue and achieve or maintain profitability;

•	Cend’s ability to enjoy or maintain market exclusivity;

•	the level of taxes that Cend is required to pay; and

•	the availability of capital.

Any reduction in reimbursement from Medicare or other government programs may result in a similar reduction in payments from private payors, which may adversely affect Cend’s future profitability.

Inadequate funding for the FDA, the SEC and other government agencies could hinder their ability to hire and retain key leadership and other personnel, prevent new products and services from being developed or commercialized in a timely manner or otherwise prevent those agencies from performing normal business functions on which the operation of Cend’s business may rely, which could negatively impact Cend’s business.

The ability of the FDA to review and approve new products can be affected by a variety of factors, including government budget and funding levels, ability to hire and retain key personnel and accept the payment of user fees, and statutory, regulatory and policy changes. Average review times at the agency have fluctuated in recent years as a result. Disruptions at the FDA and other agencies may also slow the time necessary for new drugs to be reviewed and/or approved by necessary government agencies, which would adversely affect Cend’s business. In addition, government funding of the SEC and other government agencies on which Cend’s operations may rely, including those that fund research and development activities, is subject to the political process, which is inherently fluid and unpredictable.

For example, over the last several years, including for 35 days beginning on December 22, 2018, the U.S. government has shut down several times and certain regulatory agencies, such as the FDA and the SEC, have had to furlough critical FDA, SEC and other government employees and stop critical activities. Additionally, as of June 23, 2020, the FDA noted it is continuing to ensure timely reviews of applications for medical products during the COVID-19 pandemic in line with its user fee performance goals; however, FDA may not be able to continue its current pace and approval timelines could be extended, including where a pre-approval manufacturing inspection or an inspection of clinical sites is required and due to the COVID-19 pandemic and travel restrictions FDA is unable to complete such required inspections during the review period. The FDA has developed a rating system to assist in determining when and where it is safest to conduct prioritized domestic inspections. Should FDA determine that an inspection is necessary for approval and an inspection cannot be completed during the review cycle due to restrictions on travel, FDA has stated that it generally intends to issue a complete response letter. Further, if there is inadequate information to make a determination on the acceptability of a facility, FDA may defer action on the application until an inspection can be completed. In 2020, several companies announced receipt of complete response letters due to the FDA’s inability to complete required inspections for their applications. Regulatory authorities outside the U.S. may adopt similar restrictions or other policy measures in response to the COVID-19 pandemic and may experience delays in their regulatory activities. If a prolonged government shutdown occurs again, it could significantly impact the ability of the FDA to timely review and process Cend’s regulatory submissions, which could have a material adverse effect on its business. Further, future government shutdowns could impact Cend’s ability to access the public markets and obtain necessary capital in order to properly capitalize and continue its operations.

Cend’s employees, independent contractors, consultants, commercial partners and vendors may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.

Cend is exposed to the risk of fraud or other illegal activity by its employees, independent contractors, consultants, commercial partners and vendors. Misconduct by these parties could include intentional, reckless and/or negligent conduct that fails to: comply with the regulations of the FDA and other similar foreign regulatory authorities, provide true, complete and accurate information to the FDA and other similar foreign regulatory authorities, comply with manufacturing standards Cend has established, comply with healthcare fraud and abuse laws in the United States and similar foreign fraudulent misconduct laws or report financial information or data accurately or to disclose unauthorized activities to Cend. If Cend obtains FDA approval of any of its product candidates and begins commercializing those products in the United States, Cend’s potential exposure under such laws and regulations will increase significantly, and its costs associated with compliance with such laws and regulations are also likely to increase. These laws may impact, among other things, Cend’s current activities with principal investigators and research patients, as well as proposed and future sales, marketing and education programs. In particular, the promotion, sales and marketing of healthcare items and services, as well as certain business arrangements in the healthcare industry, are subject to extensive laws designed to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, structuring and commission(s), certain customer incentive programs and other business arrangements generally. Activities subject to these laws also involve the improper use of information obtained in the course of patient recruitment for clinical trials. The laws that may affect Cend’s ability to operate include, but are not limited to:

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the federal Anti-Kickback Statute, which prohibits, among other things, persons from knowingly and willfully soliciting, receiving, offering or paying any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind, to induce, or in return for, either the referral of an individual, or the purchase, lease, order or recommendation of any good, facility, item or service for which payment may be made, in whole or in part, under a federal healthcare program, such as the Medicare and Medicaid programs. A person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation. Violations are subject to civil and criminal fines and penalties for each violation, plus up to three times the remuneration involved, imprisonment, and exclusion from government healthcare programs. In addition, the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the Federal False Claims Act. There are a number of statutory exceptions and regulatory safe harbors protecting some common activities from prosecution;

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federal civil and criminal false claims laws and civil monetary penalty laws, including the Federal False Claims Act, which impose criminal and civil penalties, including through civil “qui tam” or “whistleblower” actions, against individuals or entities for, among other things, knowingly presenting, or causing to be presented, claims for payment or approval from Medicare, Medicaid, or other federal health care programs that are false or fraudulent; knowingly making or causing a false statement material to a false or fraudulent claim or an obligation to pay money to the federal government; or knowingly concealing or knowingly and improperly avoiding or decreasing such an obligation. Manufacturers can be held liable under the FCA even when they do not submit claims directly to government payors if they are deemed to “cause” the submission of false or fraudulent claims. The FCA also permits a private individual acting as a “whistleblower” to bring actions on behalf of the federal government alleging violations of the FCA and to share in any monetary recovery. When an entity is determined to have violated the Federal False Claims Act, the government may impose civil fines and penalties for each false claim, plus treble damages, and exclude the entity from participation in Medicare, Medicaid and other federal healthcare programs;

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HIPAA, which created new federal criminal statutes that prohibit knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program or obtain, by means of false or fraudulent pretenses, representations, or promises, any of the money or property owned by, or under the custody or control of, any healthcare benefit program, regardless of the payor (e.g., public or private) and knowingly and willfully falsifying, concealing or covering up by any trick or device a material fact or making any materially false statements in connection with the delivery of, or payment for, healthcare benefits, items or services relating to healthcare matters. Similar to the federal Anti-Kickback Statute, a person or entity can be found guilty of violating HIPAA without actual knowledge of the statute or specific intent to violate it;

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HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, or HITECH, and their respective implementing regulations, which impose requirements on certain covered healthcare providers, health plans, and healthcare clearinghouses as well as their respective business associates that perform services for them that involve the use, or disclosure of, individually identifiable health information, relating to the privacy, security and transmission of individually identifiable health information without appropriate authorization. HITECH also created new tiers of civil monetary penalties, amended HIPAA to make civil and criminal penalties directly applicable to business associates, and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce the federal HIPAA laws and seek attorneys’ fees and costs associated with pursuing federal civil actions;

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the federal Physician Payment Sunshine Act, created under the ACA and its implementing regulations, which require manufacturers of drugs, devices, biologicals and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program (with certain exceptions) to report annually to HHS information related to payments or other transfers of value made to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors) and teaching hospitals, as well as ownership and investment interests held by physicians and their immediate family members. Effective January 1, 2022, these reporting obligations extend to include transfers of value made to certain non-physician providers such as physician assistants and nurse practitioners;

•	federal consumer protection and unfair competition laws, which broadly regulate marketplace activities and activities that potentially harm consumers; and

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analogous state and foreign laws and regulations, such as state and foreign anti-kickback, false claims, consumer protection and unfair competition laws which may apply to pharmaceutical business practices, including but not limited to, research, distribution, sales and marketing arrangements as well as submitting claims involving healthcare items or services reimbursed by any third-party payor, including commercial insurers; state laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government that otherwise restricts payments that may be made to healthcare providers and other potential referral sources; state laws that require drug manufacturers to file reports with states regarding pricing and marketing information, such as the tracking and reporting of gifts, compensations and other remuneration and items of value provided to healthcare professionals and entities; state and local laws requiring the registration of pharmaceutical sales representatives; and state and foreign laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts.

Cend has adopted a code of business conduct and ethics, but it is not always possible to identify and deter employee misconduct, and the precautions Cend takes to detect and prevent inappropriate conduct may not be effective in controlling unknown or unmanaged risks or losses or in protecting it from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations.

Efforts to ensure that Cend’s business arrangements with third parties will comply with applicable healthcare laws and regulations will involve substantial costs. Because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available, it is possible that some of Cend’s business activities could be subject to challenge under one or more of such laws. It is possible that governmental authorities will conclude that Cend’s business practices may not comply with current or future statutes, regulations or case law involving applicable fraud and abuse or other healthcare laws and regulations. If Cend’s operations are found to be in violation of any of these laws or any other governmental regulations that may apply to Cend, it may be subject to significant criminal, civil and administrative sanctions including monetary penalties, damages, fines, disgorgement, individual imprisonment, and exclusion from participation in government funded healthcare programs, such as Medicare and Medicaid, additional reporting requirements and oversight if it becomes subject to a corporate integrity agreement or similar agreement to resolve allegations of noncompliance with these laws, contractual damages, reputational harm, diminished profits and future earnings, and it may be required to curtail or restructure its operations, any of which could adversely affect its ability to operate its business and its results of operations.

Any action against Cend for violation of these laws, even if Cend successfully defends against it, could cause Cend to incur significant legal expenses and divert its management’s attention from the operation of its business. The shifting compliance environment and the need to build and maintain robust and expandable systems to comply with multiple jurisdictions with different compliance and/or reporting requirements increases the possibility that a healthcare company may run afoul of one or more of the requirements.

Moreover, agreements with physicians often must be the subject of prior notification and approval by the physician’s employer, his or her competent professional organization.

Failure to comply with these requirements could result in reputational risk, public reprimands, administrative penalties, fines or imprisonment.

If Cend fails to comply with environmental, health and safety laws and regulations, it could become subject to fines or penalties or incur costs that could have a material adverse effect on the success of its business.

Cend is subject to numerous environmental, health and safety laws and regulations, including those governing laboratory procedures and the handling, use, storage, treatment and disposal of hazardous materials and wastes. Cend’s operations involve the use of hazardous and flammable materials, including chemicals and biological and radioactive materials. Cend’s operations also produce hazardous waste products. Cend generally contracts with third parties for the disposal of these materials and wastes. Cend cannot eliminate the risk of contamination or injury from these materials. In the event of contamination or injury resulting from Cend’s use of hazardous materials, it could be held liable for any resulting damages, and any liability could exceed its resources. Cend also could incur significant costs associated with civil or criminal fines and penalties.

Although Cend maintains workers’ compensation insurance to cover it for costs and expenses it may incur due to injuries to its employees resulting from the use of hazardous materials, this insurance may not provide adequate coverage against potential liabilities. Cend does not maintain insurance for environmental liability or toxic tort claims that may be asserted against it in connection with its storage or disposal of biological, hazardous or radioactive materials.

Risks related to Cend’s reliance on third parties

Cend may form or seek collaborations or strategic alliances or enter into additional licensing arrangements in the future, and it may not realize the benefits of such collaborations, alliances or licensing arrangements.

Cend may form or seek strategic alliances, create joint ventures or collaborations, or enter into additional licensing arrangements with third parties that it believes will complement or augment its development and commercialization efforts with respect to its product candidates and any future product candidates that it may develop. Any of these relationships may require Cend to incur non-recurring and other charges, increase its near and long-term expenditures, issue securities that dilute its existing stockholders or disrupt its management and business.

In addition, Cend faces significant competition in seeking appropriate strategic partners and the negotiation process is time-consuming and complex. Moreover, Cend may not be successful in its efforts to establish a strategic partnership or other alternative arrangements for its product candidates because they may be deemed to be at too early of a stage of development for collaborative effort and third parties may not view Cend’s product candidates as having the requisite potential to demonstrate safety, potency, purity and efficacy and obtain marketing approval.

Further, collaborations involving Cend’s product candidates are subject to numerous risks, which may include the following:

•	collaborators have significant discretion in determining the efforts and resources that they will apply to a collaboration;

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collaborators may not pursue development and commercialization of Cend’s product candidates or may elect not to continue or renew development or commercialization of Cend’s product candidates based on clinical trial results, changes in their strategic focus due to the acquisition of competitive products, availability of funding or other external factors, such as a business combination that diverts resources or creates competing priorities;

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collaborators may delay clinical trials, provide insufficient funding for a clinical trial, stop a clinical trial, abandon a product candidate, repeat or conduct new clinical trials or require a new formulation of a product candidate for clinical testing;

•	collaborators could independently develop, or develop with third parties, products that compete directly or indirectly with Cend’s product candidates;

•	a collaborator with marketing and distribution rights to one or more products may not commit sufficient resources to their marketing and distribution;

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collaborators may not properly maintain or defend Cend’s intellectual property rights or may use Cend’s intellectual property or proprietary information in a way that gives rise to actual or threatened litigation that could jeopardize or invalidate Cend’s intellectual property or proprietary information or expose Cend to potential liability;

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disputes may arise between Cend and a collaborator that cause the delay or termination of the research, development or commercialization of Cend’s product candidates, or that result in costly litigation or arbitration that diverts management attention and resources;

•	collaborations may be terminated and, if terminated, may result in a need for additional capital to pursue further development or commercialization of the applicable product candidates; and

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collaborators may own or co-own intellectual property covering Cend’s products that results from Cend’s collaborating with them, and in such cases, Cend would not have the exclusive right to commercialize such intellectual property.

As a result, if Cend enters into additional collaboration agreements and strategic partnerships or licenses its product candidates, it may not be able to realize the benefit of such transactions if it is unable to successfully integrate them with its existing operations and company culture, which could delay its timelines or otherwise adversely affect its business. Cend also cannot be certain that, following a strategic transaction or license, it will achieve the revenue or specific net income that justifies such transaction. Any delays in entering into new collaborations or strategic partnership agreements related to Cend’s product candidates could delay the development and commercialization of its product candidates in certain geographies for certain indications, which would harm its business prospects, financial condition and results of operations.

Cend plans to rely on third parties to conduct its preclinical studies and clinical trials. If these third parties do not properly and successfully carry out their contractual duties or meet expected deadlines, Cend may not be able to obtain regulatory approval of or commercialize its product candidates.

Cend plans to utilize and depend upon independent investigators and collaborators, such as medical institutions, CROs, contract manufacturing organizations, or CMOs, and strategic partners to conduct and support its preclinical studies and clinical trials under agreements with it. For example, Cend contracts with Bachem Americas for Drug Substance manufacture, and Alcami for Drug Product manufacture.

Cend expects to have to negotiate budgets and contracts with CROs, trial sites and CMOs and may not be able to do so on favorable terms, which may result in delays to Cend’s development timelines and increased costs. Cend will rely heavily on these third parties over the course of its preclinical studies and clinical trials, and Cend controls only certain aspects of their activities. As a result, Cend will have less direct control over the conduct, timing and completion of these preclinical studies and clinical trials and the management of data developed through preclinical studies and clinical trials than would be the case if it were relying entirely upon its own staff.

Nevertheless, Cend is responsible for ensuring that each of its studies is conducted in accordance with applicable protocol, legal and regulatory requirements and scientific standards, and its reliance on third parties does not relieve Cend of its regulatory responsibilities. Cend and these third parties are required to comply with GCPs, which are regulations and guidelines enforced by the FDA and comparable foreign regulatory authorities for product candidates in clinical development. Regulatory authorities enforce these GCPs through periodic inspections of trial sponsors, principal investigators and trial sites. If Cend or any of these third parties fail to comply with applicable GCP regulations, the clinical data generated in Cend’s clinical trials may be deemed unreliable and the FDA or comparable foreign regulatory authorities may require Cend to perform additional clinical trials before approving Cend’s marketing applications. Cend cannot assure you that, upon inspection, such regulatory authorities will determine that any of its clinical trials comply with the GCP regulations. In addition, Cend’s clinical trials must be conducted with pharmaceutical product produced under cGMP regulations and will require a large number of test patients. Cend’s failure or any failure by these third parties to comply with these regulations or to recruit a sufficient number of patients may require us to repeat clinical trials, which would delay the regulatory approval process. Moreover, Cend’s business may be implicated if any of these third parties violates federal or state fraud and abuse or false claims laws and regulations or healthcare privacy and security laws.

Any third parties conducting Cend’s clinical trials are not and will not be Cend’s employees and, except for remedies available to Cend under its agreements with such third parties, Cend cannot control whether or not they devote sufficient time and resources to Cend’s ongoing, clinical and non-clinical product candidates. These third parties may also have relationships with other commercial entities, including Cend’s competitors, for whom they may also be conducting clinical trials or other drug development activities, which could affect their performance on Cend’s behalf. If these third parties do not successfully carry out their contractual duties or obligations or meet expected deadlines, if they need to be replaced or if the quality or accuracy of the clinical data they obtain is compromised due to the failure to adhere to Cend’s clinical protocols or regulatory requirements or for other reasons, Cend’s clinical trials may be extended, delayed or terminated and Cend may not be able to complete development of, obtain regulatory approval of or successfully commercialize its product candidates. As a result, Cend’s financial results and the commercial prospects for Cend’s product candidates would be harmed, Cend’s costs could increase and Cend’s ability to generate revenue could be delayed.

Switching or adding third parties to conduct Cend’s preclinical studies and clinical trials involves substantial cost and requires extensive management time and focus. In addition, there is a natural transition period when a new third party commences work. As a result, delays occur, which can materially impact Cend’s ability to meet its desired clinical development timelines.

Cend’s manufacturing process needs to comply with FDA regulations relating to the quality and reliability of such processes. Any failure to comply with relevant regulations could result in delays in or termination of Cend’s clinical programs and suspension or withdrawal of any regulatory approvals.

In order to commercially produce Cend’s products either at Cend’s own facility or at a third party’s facility, Cend will need to comply with the FDA’s cGMP regulations and guidelines. Cend may encounter difficulties in achieving quality control and quality assurance and may experience shortages in qualified personnel. Cend is subject to inspections by the FDA and comparable foreign regulatory authorities to confirm compliance with applicable regulatory requirements. Any failure to follow cGMP or other regulatory requirements or delay, interruption or other issues that arise in the manufacture, fill-finish, packaging, or storage of Cend’s precision medicines as a result of a failure of Cend’s facilities or the facilities or operations of third parties to comply with regulatory requirements or pass any regulatory authority inspection could significantly impair Cend’s ability to develop and commercialize Cend’s product candidates, including leading to significant delays in the availability of Cend’s precision medicines for Cend’s clinical trials or the termination of or suspension of a clinical trial, or the delay or prevention of a filing or approval of marketing applications for Cend’s product candidates. Significant non-compliance could also result in the imposition of sanctions, including warning or untitled letters, fines, injunctions, civil penalties, failure of regulatory authorities to grant marketing approvals for Cend’s product candidates, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of products, operating restrictions and criminal prosecutions, any of which could damage Cend’s reputation and Cend’s business.

If Cend’s third-party manufacturers use hazardous and biological materials in a manner that causes injury or violates applicable law, Cend may be liable for damages.

Cend’s research and development activities involve the controlled use of potentially hazardous substances, including chemical and biological materials, by Cend’s third-party manufacturers. Cend’s manufacturers are subject to federal, state and local laws and regulations in the United States governing the use, manufacture, storage, handling and disposal of medical and hazardous materials. Although Cend believes that its manufacturers’ procedures for using, handling, storing and disposing of these materials comply with legally prescribed standards, Cend cannot completely eliminate the risk of contamination or injury resulting from medical or hazardous materials. As a result of any such contamination or injury, Cend may incur liability or local, city, state or federal authorities may curtail the use of these materials and interrupt Cend’s business operations. In the event of an accident, Cend could be held liable for damages or penalized with fines, and the liability could exceed Cend’s resources. Cend does not have any insurance for liabilities arising from medical or hazardous materials. Compliance with applicable environmental laws and regulations is expensive, and current or future environmental regulations may impair Cend’s research, development and production efforts, which could harm its business, prospects, financial condition or results of operations.

Risks related to managing growth and employee matters

Cend is highly dependent on its key personnel and anticipate hiring new key personnel. If Cend is not successful in attracting and retaining highly qualified personnel, it may not be able to successfully implement its business strategy.

Cend’s ability to compete in the highly competitive biotechnology and pharmaceutical industries depends upon its ability to attract and retain highly qualified managerial, scientific and medical personnel. Cend is highly dependent on its management, scientific and medical personnel, including Cend’s Scientific Founder and Chairman, Erkki Ruoslahti, MD, David Slack, Cend’s President and CEO, and Harri Järveläinen, our Chief Operating Officer. Erkki Ruoslahti, MD is not Cend’s employee and provides services primarily as a consultant and a member of the Cend Board of Directors. In addition, the loss of the services of any of Cend’s executive officers, other key employees and other scientific and medical advisors, and an inability to find suitable replacements could result in delays in product development and harm Cend’s business.

Cend will need to grow the size of its organization, and may experience difficulties in managing this growth.

As of December 31, 2021 Cend had three full-time employees. Cend intends to hire new employees to conduct its research and development activities/administrative/scientific in the future. Any delay in hiring such new employees could result in delays in Cend’s research and development activities and would harm Cend’s business. As Cend’s development and commercialization plans and strategies develop, and as Cend transitions into operating as a public company, Cend expects to need additional managerial, operational, sales, marketing, financial and other personnel, as well as additional facilities to expand its operations. Future growth would impose significant added responsibilities on members of management, including:

•	identifying, recruiting, integrating, maintaining and motivating additional employees;

•	Advance applications of Cend’s drug discovery and development platform;

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managing Cend’s internal development efforts effectively, including the clinical and FDA review process for Cend’s product candidates, while complying with Cend’s contractual obligations to contractors and other third parties; and

•	improving Cend’s operational, financial and management controls, reporting systems and procedures.

Cend’s future financial performance and Cend’s ability to commercialize Cend’s product candidates will depend, in part, on its ability to effectively manage any future growth, and Cend’s management may also have to divert a disproportionate amount of its attention away from day-to-day activities in order to devote a substantial amount of time to managing these growth activities.

Cend currently relies, and for the foreseeable future will continue to rely, in substantial part on certain independent organizations, advisors and consultants to provide certain services, including substantially all aspects of regulatory approval, clinical trial management and manufacturing. There can be no assurance that the services of independent organizations, advisors and consultants will continue to be available to Cend on a timely basis when needed, or that Cend can find qualified replacements. In addition, if Cend is unable to effectively manage Cend’s outsourced activities or if the quality or accuracy of the services provided by consultants is compromised for any reason, Cend’s clinical trials may be extended, delayed or terminated, and it may not be able to obtain regulatory approval of its product candidates or otherwise advance its business. There can be no assurance that Cend will be able to manage its existing consultants or find other competent outside contractors and consultants on economically reasonable terms, or at all.

If Cend is not able to effectively expand its organization by hiring new employees and expanding its groups of consultants and contractors, or it is not able to effectively build out new facilities to accommodate this expansion, it may not be able to successfully implement the tasks necessary to further develop and commercialize its product candidates and, accordingly, may not achieve its research, development and commercialization goals.

If product liability lawsuits are brought against Cend, it may incur substantial liabilities and may be required to limit commercialization of its product candidates.

Cend faces an inherent risk of product liability as a result of the planned clinical testing of its product candidates and will face an even greater risk if it commercializes any products. For example, Cend may be sued if its product candidates cause or are perceived to cause injury or are found to be otherwise unsuitable during clinical testing, manufacturing, marketing or sale. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability or a breach of warranties. Claims could also be asserted under state consumer protection acts. If Cend cannot successfully defend itself against product liability claims, it may incur substantial liabilities or be required to limit commercialization of its product candidates. Even successful defense would require significant financial and management resources. Regardless of the merits or eventual outcome, liability claims may result in:

•	decreased demand for Cend’s product candidates or products that it may develop;

•	injury to Cend’s reputation;

•	withdrawal of clinical trial participants;

•	initiation of investigations by regulators;

•	costs to defend the related litigation;

•	a diversion of management’s time and Cend’s resources;

•	substantial monetary awards to trial participants or patients;

•	product recalls, withdrawals or labeling, marketing or promotional restrictions;

•	loss of revenue;

•	exhaustion of any available insurance and Cend’s capital resources;

•	the inability to commercialize any product candidate; and

•	a decline in share price.

Failure to obtain or retain sufficient product liability insurance at an acceptable cost to protect against potential product liability claims could prevent or inhibit the commercialization of products Cend develops, alone or with corporate collaborators. Although Cend has clinical trial insurance, Cend’s insurance policies also have various exclusions, and it may be subject to a product liability claim for which it has no coverage. Cend may have to pay any amounts awarded by a court or negotiated in a settlement that exceed its coverage limitations or that are not covered by its insurance, and it may not have, or be able to obtain, sufficient capital to pay such amounts. Even if Cend’s agreements with any future corporate collaborators entitle it to indemnification against losses, such indemnification may not be available or adequate should any claim arise.

General risk factors

Data collection is governed by restrictive regulations governing the use, storage, processing and transfer of personal information.

In the event Cend decides to conduct clinical trials or continue to enroll subjects in its ongoing or future clinical trials, it may be subject to additional privacy restrictions. The collection, use, storage, disclosure, transfer, or other processing of personal data is subject to the California Consumer Privacy Act, or CCPA, which creates new individual privacy rights for California consumers (as defined in the law) and places increased privacy and security obligations on entities handling personal data of consumers or households. The CCPA requires covered companies to provide new disclosure to consumers about such companies’ data collection, use and sharing practices, provide such consumers new ways to opt-out of certain sales or transfers of personal information, and provide consumers with additional causes of action. The CCPA went into effect on January 1, 2020, and the California Attorney General commenced enforcement actions for violations beginning July 1, 2020. The CCPA was amended on September 23, 2018, and it remains unclear what, if any, further modifications will be made to this legislation or how it will be interpreted. As currently written, the CCPA may impact Cend’s business activities and exemplifies the vulnerability of Cend’s business to the evolving regulatory environment related to personal data and protected health information.

Compliance with U.S. and international data protection laws and regulations could require Cend to take on more onerous obligations in its contracts, restrict its ability to collect, use and disclose data, or in some cases, impact its ability to operate in certain jurisdictions. Failure to comply with U.S. and international data protection laws and regulations could result in government enforcement actions (which could include civil or criminal penalties), private litigation or adverse publicity and could negatively affect Cend’s operating results and business. Moreover, clinical trial subjects about whom Cend or its potential collaborators obtain information, as well as the providers who share this information with Cend, may contractually limit Cend’s ability to use and disclose the information. Claims that Cend has violated individuals’ privacy rights, failed to comply with data protection laws, or breached Cend’s contractual obligations, even if Cend is not found liable, could be expensive and time consuming to defend and could result in adverse publicity that could harm Cend’s business.

Cend may be unable to adequately protect its information systems from cyberattacks, which could result in the disclosure of confidential or proprietary information, including personal data, damage Cend’s reputation, and subject Cend to significant financial and legal exposure.

Cend relies on information technology systems that it or its third-party providers operate to process, transmit and store electronic information in Cend’s day-to-day operations. In connection with Cend’s product discovery efforts, Cend may collect and use a variety of personal data, such as name, mailing address, email addresses, phone number and clinical trial information. A successful cyberattack could result in the theft or destruction of intellectual property, data, or other misappropriation of assets, or otherwise compromise Cend’s confidential or proprietary information and disrupt Cend’s operations. Cyberattacks are increasing in their frequency, sophistication and intensity, and have become increasingly difficult to detect. Cyberattacks could include wrongful conduct by hostile foreign governments, industrial espionage, wire fraud and other forms of cyber fraud, the deployment of harmful malware, denial-of-service, social engineering fraud or other means to threaten data security, confidentiality, integrity and availability. A successful cyberattack could cause serious negative consequences for us, including, without limitation, the disruption of operations, the misappropriation of confidential business information, including financial information, trade secrets, financial loss and the disclosure of corporate strategic plans. Although Cend devotes resources to protect its information systems, Cend realizes that cyberattacks are a threat, and there can be no assurance that its efforts will prevent information security breaches that would result in business, legal, financial or reputational harm to Cend, or would have a material adverse effect on its results of operations and financial condition. Any failure to prevent or mitigate security breaches or improper access to, use of, or disclosure of Cend’s clinical data or patients’ personal data could result in significant liability under state (e.g., state breach notification laws), federal (e.g., HIPAA, as amended by HITECH), and international law (e.g., the GDPR) and may cause a material adverse impact to Cend’s reputation, affect Cend’s ability to conduct new studies and potentially disrupt Cend’s business.

In addition, the computer systems of various third parties on which Cend relies, and other contractors, consultants and law and accounting firms, may sustain damage from computer viruses, unauthorized access, data breaches, phishing attacks, cybercriminals, natural disasters (including hurricanes and earthquakes), terrorism, war and telecommunication and electrical failures. Cend relies on its third-party providers to implement effective security measures and identify and correct for any such failures, deficiencies or breaches. If Cend or its third-party providers fail to maintain or protect Cend’s information technology systems and data integrity effectively or fail to anticipate, plan for or manage significant disruptions to Cend’s information technology systems, Cend or its third-party providers could have difficulty preventing, detecting and controlling such cyber-attacks and any such attacks could result in losses described above as well as disputes with physicians, patients and Cend’s partners, regulatory sanctions or penalties, increases in operating expenses, expenses or lost revenues or other adverse consequences, any of which could have a material adverse effect on Cend’s business, results of operations, financial condition, prospects and cash flows. Any failure by such third parties to prevent or mitigate security breaches or improper access to or disclosure of such information could have similarly adverse consequences for us. If Cend is unable to prevent or mitigate the impact of such security or data privacy breaches, it could be exposed to litigation and governmental investigations, which could lead to a potential disruption to its business.

Risks Related to the Combined Company

In determining whether you should approve the issuance of shares of Caladrius Common Stock and other matters related to the Merger, as applicable, you should carefully read the following risk factors in addition to the risks described above.

The market price of the Caladrius Common Stock is expected to be volatile, and the market price of the Caladrius Common Stock may drop following the Merger.

The market price of the Caladrius Common Stock following the Merger could be subject to significant fluctuations. Some of the factors that may cause the market price of the Caladrius Common Stock to fluctuate include:

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results of clinical trials and preclinical studies of the combined company’s product candidates, or those of the combined company’s competitors or the combined company’s existing or future collaborators;

•	failure to meet or exceed financial and development projections the combined company may provide to the public;

•	failure to meet or exceed the financial and development projections of the investment community;

•	if the combined company does not achieve the perceived benefits of the Merger as rapidly or to the extent anticipated by financial or industry analysts;

•	announcements of significant acquisitions, strategic collaborations, joint ventures or capital commitments by the combined company or its competitors;

•	actions taken by regulatory agencies with respect to the combined company’s product candidates, clinical studies, manufacturing process or sales and marketing terms;

•	disputes or other developments relating to proprietary rights, including patents, litigation matters, and the combined company’s ability to obtain patent protection for its technologies;

•	additions or departures of key personnel;

•	significant lawsuits, including patent or stockholder litigation;

•	if securities or industry analysts do not publish research or reports about the combined company’s business, or if they issue adverse or misleading opinions regarding its business and stock;

•	changes in the market valuations of similar companies;

•	general market or macroeconomic conditions or market conditions in the pharmaceutical and biotechnology sectors;

•	sales of securities by the combined company or its securityholders in the future;

•	if the combined company fails to raise an adequate amount of capital to fund its operations and continued development of its product candidates;

•	trading volume of the Caladrius Common Stock;

•	announcements by competitors of new commercial products, clinical progress or lack thereof, significant contracts, commercial relationships or capital commitments;

•	adverse publicity relating to precision medicine product candidates, including with respect to other products in such markets;

•	the introduction of technological innovations or new therapies that compete with the products and services of the combined company; and

•	period-to-period fluctuations in the combined company’s financial results.

Moreover, the stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of individual companies. These broad market fluctuations may also adversely affect the trading price of the Caladrius Common Stock. In addition, a recession, depression or other sustained adverse market event resulting from the spread of COVID-19 or otherwise could materially and adversely affect the combined company’s business and the value of its common stock. In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted class action securities litigation against such companies. Furthermore, market volatility may lead to increased shareholder activism if the combined company experiences a market valuation that activists believe is not reflective of its intrinsic value. Activist campaigns that contest or conflict with the combined company’s strategic direction or seek changes in the composition of its board of directors could have an adverse effect on its operating results and financial condition.

Following the Merger, the combined company may be unable to integrate successfully and realize the anticipated benefits of the Merger.

The Merger involves the combination of two companies which currently operate as independent companies. The combined company may fail to realize some or all of the anticipated benefits of the Merger if the integration process takes longer than expected or is more costly than expected. In addition, Caladrius and Cend have operated and, until the completion of the Merger, will continue to operate, independently. It is possible that the integration process also could result in the diversion of each company’s management’s attention, the disruption or interruption of, or the loss of momentum in, each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies, any of which could adversely affect the combined company’s ability to maintain relationships with customers, suppliers and employees or the ability to achieve the anticipated benefits of the Merger, or could otherwise adversely affect the business and financial results of the combined company.

The combined company will need substantial additional funding before it can complete the development of its product candidates. If the combined company is unable to obtain such additional capital on favorable terms, on a timely basis or at all, it would be forced to delay, reduce or eliminate its product development and clinical programs and may not have the capital required to otherwise operate its business.

Developing cancer therapies and cell therapy products, including conducting pre-clinical studies and clinical trials and establishing manufacturing capabilities, is expensive. The combined company has not generated any revenues from the commercial sale of products and will not be able to generate any product revenues until, and only if, the combined company receives approval to sell its product candidates from the FDA or other regulatory authorities. The cash expected from both Caladrius and Cend at closing are expected to fund the further development of the combined company’s programs and operate the combined company into early 2023. However, as the combined company has not generated any revenue from commercial sales to date and does not expect to generate any revenue for several years, if ever, the combined company will need to raise substantial additional capital in order to fund its general corporate activities and to fund its research and development, including its currently planned clinical trials and plans for new clinical trials and product development.

The combined company may seek to raise additional funds through various potential sources, such as equity and debt financings, or through strategic collaborations and license agreements. The combined company can give no assurances that it will be able to secure such additional sources of funds to support its operations or, if such funds are available, that such additional financing will be sufficient to meet its needs. Moreover, to the extent that the combined company raises additional funds by issuing equity securities, its stockholders may experience additional significant dilution, and debt financing, if available, may involve restrictive covenants. To the extent that the combined company raises additional funds through collaboration and licensing arrangements, it may be necessary to relinquish some rights to its technologies or product candidates, or grant licenses on terms that may not be favorable.

Given the combined company’s capital constraints, it will need to prioritize spending on its clinical and pre-clinical programs. If the combined company is unable to raise sufficient funds to support its current and planned operations, it may elect to discontinue certain of its ongoing activities or programs. The combined company’s inability to raise additional funds could also prevent it from taking advantage of opportunities to pursue promising new or existing programs in the future.

The combined company’s forecasts regarding its beliefs in the sufficiency of its financial resources to support its current and planned operations are forward-looking statements and involve significant risks and uncertainties, and actual results could vary as a result of a number of factors, including the factors discussed elsewhere in this “Risk Factors” section. These estimates are based on assumptions that may prove to be wrong, and the combined company could utilize its available capital resources sooner than currently expected.

The combined company may be exposed to increased litigation, including stockholder litigation, which could have an adverse effect on the combined company’s business and operations.

The combined company may be exposed to increased litigation from stockholders, customers, suppliers, consumers and other third parties due to the combination of Caladrius’ business and Cend’s business following the Merger. Such litigation may have an adverse impact on the combined company’s business and results of operations or may cause disruptions to the combined company’s operations. In addition, in the past, stockholders have initiated class action lawsuits against biotechnology companies following periods of volatility in the market prices of these companies’ stock. Such litigation, if instituted against the combined company, could cause the combined company to incur substantial costs and divert management’s attention and resources, which could have a material adverse effect on the combined company’s business, financial condition and results of operations.

The combined company may be exposed to continued litigation. Such lawsuits, if remaining outstanding following the closing, could cause the combined company to incur substantial costs and divert management’s attention and resources, which could have a material adverse effect on the combined company’s business, financial condition and results of operations.

The unaudited pro forma condensed combined financial data for Caladrius and Cend included herein is preliminary, and the combined company’s actual financial position and operations after the Merger may differ materially from the unaudited pro forma financial data included herein.

The unaudited pro forma financial data for Caladrius and Cend included herein is presented for illustrative purposes only and is not necessarily indicative of the combined company’s actual financial condition or results of operations of future periods, or the financial condition or results of operations that would have been realized had the entities been combined during the periods presented. The unaudited pro forma financial statements have been derived from the historical financial statements of Caladrius and Cend and adjustments and assumptions have been made regarding the combined company after giving effect to the transaction. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with accuracy. Moreover, the unaudited pro forma financial statements do not reflect all costs that are expected to be incurred by the combined company in connection with the transactions or that have been incurred since the date of such unaudited pro forma financial statements. The assumptions used in preparing the unaudited pro forma financial information may not prove to be accurate, and other factors may affect the combined company’s financial condition following the transaction.

Anti-takeover provisions in the combined organization’s charter documents and under Delaware law could make the acquisition of the combined organization more difficult and may prevent attempts by the combined organization’s stockholders to replace or remove the combined organization’s management.

Provisions in the combined organization’s certificate of incorporation and bylaws may delay or prevent an acquisition or a change in management. These provisions include a classified board of directors, a prohibition on actions by written consent of the combined organization’s stockholders, and the ability of the board of directors to issue preferred stock without stockholder approval. In addition, because the combined organization will be incorporated in Delaware, it is governed by the provisions of Section 203 of the DGCL, which prohibits stockholders owning in excess of 15% of the outstanding combined organization’s voting stock from merging or combining with the combined organization. Although Caladrius and Cend believe these provisions collectively will provide for an opportunity to receive higher bids by requiring potential acquirers to negotiate with the combined organization’s board of directors, they would apply even if the offer may be considered beneficial by some stockholders. In addition, these provisions may frustrate or prevent any attempts by the combined organization’s stockholders to replace or remove then current management by making it more difficult for stockholders to replace members of the board of directors, which is responsible for appointing the members of management.

Caladrius and Cend do not anticipate the combined organization will pay any cash dividends in the foreseeable future.

The current expectation is the combined organization will retain its future earnings to fund the development and growth of the combined organization’s business. As a result, capital appreciation, if any, of the Caladrius Common Stock will be your sole source of gain, if any, for the foreseeable future.

Future sales of shares by existing stockholders could cause the Caladrius Common Stock price to decline.

If existing securityholders of Caladrius and Cend sell, or indicate an intention to sell, substantial amounts of the Caladrius Common Stock in the public market after legal restrictions on resale discussed herein lapse, the trading price of the Caladrius Common Stock could decline. Based on shares outstanding as of June 13, 2022 and approximately 60,518,478 shares of Caladrius Common Stock expected to be issued upon completion of the Merger, the combined company is expected to have outstanding, a total of approximately 121,036,956 shares of Caladrius Common Stock immediately following the completion of the Merger. Of the shares of Caladrius Common Stock, approximately 19,747,081 shares will be available for sale in the public market beginning 120 days after the closing of the Merger as a result of the expiration of lock-up agreements between Caladrius and Cend on the one hand and certain securityholders of Caladrius and Cend on the other hand. All other outstanding shares of Caladrius Common Stock, other than shares held by affiliates of the combined company, will be freely tradable, without restriction, in the public market. In addition, shares of Caladrius Common Stock that are subject to outstanding options of Cend will become eligible for sale in the public market to the extent permitted by the provisions of various vesting agreements and Rules 144 and 701 under the Securities Act. If these shares are sold, the trading price of the Caladrius Common Stock could decline.

If the ownership of the Caladrius Common Stock is highly concentrated, it may prevent you and other stockholders from influencing significant corporate decisions and may result in conflicts of interest that could cause the combined organization’s stock price to decline.

Executive officers and directors of the combined organization, and affiliates of executive officers and directors of the combined organization, are expected to beneficially own or control approximately 21.6% of the outstanding shares of the Caladrius Common Stock following the completion of the Merger. Accordingly, these executive officers, directors, and their affiliates, acting as a group, will have substantial influence over the outcome of corporate actions requiring stockholder approval, including the election of directors, any merger, consolidation, or sale of all or substantially all of the combined organization’s assets or any other significant corporate transactions. These stockholders may also delay or prevent a change of control of the combined organization, even if such a change of control would benefit the other stockholders of the combined organization. The significant concentration of stock ownership may adversely affect the trading price of Caladrius Common Stock due to investors’ perception that conflicts of interest may exist or arise.

If the combined organization fails to maintain proper and effective internal controls, the combined organization’s ability to produce accurate and timely financial statements could be impaired, which could harm its operating results, its ability to operate its business and investors’ views of the combined organization.

The combined organization will be required to comply with Section 404 of the Sarbanes-Oxley Act. Section 404 of the Sarbanes-Oxley Act requires public companies to conduct an annual review and evaluation of their internal controls and attestations of the effectiveness of internal controls by independent auditors. Ensuring that the combined organization has adequate internal financial and accounting controls and procedures in place so that it can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently. The combined organization’s failure to maintain the effectiveness of its internal controls in accordance with the requirements of the Sarbanes-Oxley Act could have a material adverse effect on its business. The combined organization could lose investor confidence in the accuracy and completeness of its financial reports, which could have an adverse effect on the price of its common stock. In addition, if the combined organization’s efforts to comply with new or changed laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against the combined organization and its business may be harmed.

If securities or industry analysts do not publish, or cease publishing, research or reports about the combined organization, its business or its market, or if they change their recommendations regarding the Caladrius Common Stock adversely, the Caladrius Common Stock price and trading volume could decline.

If a trading market for the combined organization’s Caladrius Common Stock develops, the trading market for its Caladrius Common Stock will be influenced by whether industry or securities analysts publish research and reports about the combined organization, its business, its market or its competitors and, if any analysts do publish such reports, what they publish in those reports. The combined organization may not obtain analyst coverage in the future. Any analysts that do cover the combined organization may make adverse recommendations regarding the Caladrius Common Stock, adversely change their recommendations from time to time, and/or provide more favorable relative recommendations about the combined organization’s competitors. If any analyst who may cover the combined organization in the future were to cease coverage of the combined organization or fail to regularly publish reports on the combined organization, or if analysts fail to cover the combined organization or publish reports about the combined organization at all, the combined organization could lose, or never gain, visibility in the financial markets, which in turn could cause the stock price or trading volume of the Caladrius Common Stock to decline.

Caladrius’ ability to utilize its net operating loss carryforwards and tax credit carryforwards may be subject to limitations.

Caladrius’ ability to use its federal and state net operating losses (“NOLs”) to offset potential future taxable income and related income taxes that would otherwise be due is dependent upon the combined company’s generation of future taxable income, and Caladrius and Cend cannot predict with certainty when, or whether, the combined company will generate sufficient taxable income to use all of its NOLs.

Under Section 382 and Section 383 of the Code and corresponding provisions of state law, if a corporation undergoes an “ownership change,” its ability to use its pre-change NOL carryforwards and other pre-change tax attributes (such as research tax credits) to offset its post-change income may be limited. A Section 382 “ownership change” is generally defined as a greater than 50 percentage point change (by value) in its equity ownership by certain stockholders over a three-year period. Cend may have experienced ownership changes in the past, may experience an ownership change as a result of the Merger, and may experience ownership changes in the future due to subsequent shifts in the combined company’s stock ownership (some of which are outside of its control). Furthermore, the Merger, if consummated, may constitute an ownership change (within the meaning of Section 382 of the Code) of Caladrius which could eliminate or otherwise substantially limit the combined company’s ability to use Caladrius’ federal and state NOLs to offset its future taxable income. Consequently, even if the combined company achieves profitability, it may not be able to utilize a material portion of Cend’s, Caladrius’ or the combined company’s NOL carryforwards and other tax attributes, which could have a material adverse effect on cash flow and results of operations. Similar provisions of state tax law may also apply to limit the combined company’s use of accumulated state tax attributes. There is also a risk that due to regulatory changes, such as suspensions on the use of NOLs, or other unforeseen reasons, the combined company’s existing NOLs could expire or otherwise be unavailable to offset future income tax liabilities.